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TABLE OF CONTENTS

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
Target Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

1000 Nicollet Mall
Minneapolis, Minnesota 55403
(612) 304-6073

PROXY STATEMENT
Annual Meeting of Shareholders
May 19, 2004

VOTING METHODS

        The accompanying Proxy Statement describes important issues affecting Target Corporation. If you are a shareholder of record, you have the right to vote your shares through the Internet, by telephone or by mail. You may also revoke your proxy any time before the Annual Meeting. Please help us save time and postage costs by voting through the Internet or by telephone. Each method is generally available 24 hours a day and will ensure that your vote is confirmed and posted immediately. To vote:

  1.
  BY INTERNET

  a.
  Go to the web site at www.eproxy.com/tgt, 24 hours a day, seven days a week.

  b.
  Enter the "control number" that appears in the lower right corner of the proxy card.

  c.
  Follow the simple instructions.

  2.
  BY TELEPHONE

  a.
  On a touch-tone telephone, call toll-free 1-800-435-6710, 24 hours a day, seven days a week.

  b.
  Enter the "control number" that appears in the lower right corner of the proxy card.

  c.
  Follow the simple recorded instructions.

  3.
  BY MAIL

  (Do not mail the proxy card if you are voting by Internet or telephone.)

  a.
  Mark your selections on the proxy card.

  b.
  Date and sign your name exactly as it appears on your proxy card.

  c.
  Mail the proxy card in the enclosed postage-paid envelope.

        If your shares are held in the name of a bank, broker or other holder of record, you will receive instructions from the holder of record that you must follow in order for your shares to be voted.

Your vote is important. Thank you for voting.

ADMISSION POLICY

        All shareholders as of the record date, or their duly appointed proxies, may attend the Annual Meeting of Shareholders on May 19, 2004. Seating, however, is limited. Admission to the meeting is on a first-come, first-served basis. Seating begins at approximately 9:00 a.m. To be admitted to the meeting, you are required to present the admission ticket attached to the enclosed proxy card and your photo identification, or if you elected to receive shareholder materials electronically, you must request an admission ticket, by e-mailing investorrelations@target.com, which may be picked up at a special registration table prior to the meeting. Please be prepared to show your photo identification. Cameras and recording devices are not permitted at the meeting.

        Please note that if you hold shares in "street name" (that is, through a bank, broker or other nominee), to obtain an admission ticket you will need to bring your photo identification and a copy of a statement reflecting your share ownership as of the record date and check in at the registration desk at the meeting. If you attend as a representative of an entity that owns shares of record, you will need to bring proper identification indicating your authority to represent that entity.

1000 Nicollet Mall
Minneapolis, Minnesota 55403
(612) 304-6073

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TIME	9:30 a.m., Central Daylight Time, on Wednesday, May 19, 2004
PLACE	The Children's Theatre 2400 Third Avenue South Minneapolis, Minnesota
ITEMS OF BUSINESS	(1) To elect five directors for three-year terms.
(2) To approve the appointment of Ernst & Young LLP as independent auditors.
(3) To approve the Target Corporation Long-Term Incentive Plan.
(4) To act upon any other business that may properly come before the meeting.
RECORD DATE	You may vote if you are a shareholder of record at the close of business on March 22, 2004.
ANNUAL REPORT	Our 2003 Annual Report, which is not part of the proxy soliciting material, is enclosed.
PROXY VOTING	It is important that your shares be represented and voted at the Annual Meeting. Please vote in one of these three ways:
(1) VISIT THE WEB SITE shown on your proxy card to vote through the Internet,
(2) USE THE TOLL-FREE TELEPHONE NUMBER shown on the proxy card, OR
(3) MARK, SIGN, DATE AND PROMPTLY RETURN the enclosed proxy card in the postage-paid envelope.
Any proxy may be revoked at any time prior to its exercise at the Annual Meeting.
James T. Hale Corporate Secretary

Approximate Date of Mailing of Proxy
Material: April 9, 2004

TABLE OF CONTENTS

General Information About the Meeting and Voting
What is the purpose of the Annual Meeting?
Who may vote?
Who may attend the Annual Meeting?
What constitutes a quorum?
May I vote by proxy card, by telephone or through the Internet?
May I vote confidentially?
May I change my vote?
How does the Board recommend I vote?
How many votes are required to approve each item?
What is a broker non-vote?
What if other matters are presented for determination at the Annual Meeting?
Who pays the expenses incurred in connection with the solicitation of proxies?
How may I get additional copies of the Annual Report?
How may I receive materials through the Internet?
How may I elect to receive shareholder materials electronically and to discontinue my receipt of paper copies?
Comparison of Five-Year Cumulative Total Shareholder Return
Item One—Election of Directors
Director Nominees
General Information About the Board of Directors
Director Compensation
Director Independence
Certain Transactions
Board Meetings During Fiscal 2003
Board Committees
Share Ownership of Directors and Officers
Largest Owners of the Corporation's Shares
Executive Compensation
Summary Compensation Table
Option Grants in Last Fiscal Year
Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Option Values
Performance Share Awards in Last Fiscal Year
Income Continuance Policy
Amounts Paid Upon Termination
Pension
Report of the Compensation Committee on Executive Compensation
General
Individual Performance Evaluations
Base Salary
Short-Term Incentive Compensation
Long-Term Incentive Compensation
Corporate Governance, Stock Ownership and Certain Tax Consequences of Plans
Report of the Audit Committee
Item Two—Appointment of Independent Auditors
Audit and Non-audit Fees
Item Three—Approval of the Target Corporation Long-Term Incentive Plan
Introduction
Summary of the Plan
Federal Income Tax Consequences
New Plan Benefits
Vote Required
Equity Compensation Plan Information
Additional Information
Corporate Governance
Business Ethics and Conduct
Vendor Standards and Compliance
Commitment to Diversity
Section 16(a) Beneficial Ownership Reporting Compliance
Shareholder Proposals
Householding Information
Appendix A — Audit Committee Position Description
Appendix B — Target Corporation Long-Term Incentive Plan

1000 Nicollet Mall
Minneapolis, Minnesota 55403

PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS
May 19, 2004

        The Board of Directors of Target Corporation solicits the enclosed proxy for the Annual Meeting of Shareholders to be held at The Children's Theatre, 2400 Third Avenue South, Minneapolis, Minnesota, on Wednesday, May 19, 2004, at 9:30 a.m., Central Daylight Time, and for any adjournment thereof.

GENERAL INFORMATION ABOUT THE MEETING AND VOTING

What is the purpose of the Annual Meeting?

        At our Annual Meeting, shareholders will act upon the matters described in the accompanying notice of meeting, including the election of five directors, appointment of the Corporation's independent auditors and approval of the Target Corporation Long-Term Incentive Plan. In addition, our management will report on the performance of the Corporation during fiscal 2003 and respond to questions from shareholders.

Who may vote?

        We have one class of voting shares outstanding. Only shareholders of record of our Common Stock at the close of business on the record date, March 22, 2004, are entitled to receive notice of the Annual Meeting and to vote the shares of Common Stock that they held on the record date, at the meeting, or any postponement or adjournment of the meeting. As of the record date for the Annual Meeting, each share of Common Stock had one vote on each matter to be voted upon.

Who may attend the Annual Meeting?

        All shareholders as of the record date, or their duly appointed proxies, may attend the Annual Meeting of Shareholders on May 19, 2004. Seating, however, is limited. Admission to the meeting is on a first-come, first-served basis. Seating begins at approximately 9:00 a.m. To be admitted to the meeting, you are required to present the admission ticket attached to the enclosed proxy card and your photo identification, or if you elected to receive shareholder materials electronically, you must request an admission ticket, by e-mailing investorrelations@target.com, which may be picked up at a special registration table prior to the meeting. Please be prepared to show your photo identification. Cameras and recording devices are not permitted at the meeting.

        Please note that if you hold shares in "street name" (that is, through a bank, broker or other nominee), to obtain an admission ticket you will need to bring your photo identification and a copy of a statement reflecting your share ownership as of the record date and check in at the registration desk at the meeting. If you attend as a representative of an entity that owns shares of record, you will need to bring proper identification indicating your authority to represent that entity.

What constitutes a quorum?

        The presence at the meeting, in person or by proxy, of the holders of a majority of Common Stock outstanding on the record date will constitute a quorum, permitting the meeting to conduct its business. As of the record date, 913,038,837 shares of our Common Stock were outstanding. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting for purposes of determining whether there is a quorum.

May I vote by proxy card, by telephone or through the Internet?

        You may vote by completing and properly signing the enclosed proxy card and returning it to the Corporation in the envelope provided. If you are a registered shareholder (those whose shares are owned in their name and not in "street name") and attend the meeting, you may deliver your completed proxy card in person. In addition, registered shareholders may vote either by telephone or through the Internet by following the instructions on the inside of the front cover of these materials. "Street name" shareholders who wish to vote at the meeting will need to obtain a proxy form from the institution that holds their shares.

May I vote confidentially?

        Yes. Our policy is to treat all shareholder meeting proxies, ballots and voting tabulations of a shareholder confidentially, if the shareholder has requested confidentiality on the proxy or ballot.

        If you so request, your proxy will not be available for examination nor will your vote be disclosed prior to the tabulation of the final vote at the Annual Meeting except (i) to meet applicable legal requirements, (ii) to allow the independent election inspectors to count and certify the results of the vote or (iii) where there is a proxy solicitation in opposition to the Board of Directors, based upon an opposition proxy statement filed with the Securities and Exchange Commission. The independent election inspectors may at any time inform us whether or not a shareholder has voted.

May I change my vote?

        Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised by filing with the Corporate Secretary of the Corporation either a notice of revocation or a duly executed proxy bearing a later date. Alternatively, if you have voted by telephone or through the Internet, you may change your vote by calling the toll-free number again and following the instructions, or by accessing the web site and following the instructions. The powers of the proxy holders will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

How does the Board recommend I vote?

        Unless you give instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board of Directors. The Board's recommendation is set forth together with the description of each item in this Proxy Statement. In summary, the Board of Directors recommends a vote:

    FOR election of the director nominees (see pages 5-27);

    FOR approval of the appointment of Ernst & Young LLP as the Corporation's independent auditors (see pages 27-28); and

    FOR approval of the Target Corporation Long-Term Incentive Plan (see pages 28-38).

        With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion.

How many votes are required to approve each item?

          Election of Directors. The affirmative vote of a majority of the outstanding shares of Common Stock of the Corporation entitled to vote on the election of directors and present in person or by proxy at the Annual Meeting is required for the election to the Board of Directors of each of the five director nominees. For this purpose, a properly executed proxy marked "WITHHELD" with respect to the election of director nominees will be counted for purposes of determining whether there is a quorum, but will not be considered present in person or by proxy and entitled to vote on the election of directors.

          Other Items. For appointment of our independent auditors, approval of the Target Corporation Long-Term Incentive Plan and any other items that properly come before the meeting, the affirmative vote of a majority of the outstanding shares of Common Stock of the Corporation entitled to vote on the item and present in person or by proxy at the Annual Meeting will be required for approval. A properly executed proxy marked "ABSTAIN" with respect to any such matter will be counted for purposes of determining whether there is a quorum and will be considered present in person or by proxy and entitled to vote. Accordingly, an abstention will have the effect of a negative vote.

What is a broker non-vote?

        If you hold your shares in street name and do not provide voting instructions to your broker, your shares will not be voted on any proposal on which your broker does not have discretionary authority to vote. In this situation, a "broker non-vote" occurs. Shares constituting broker non-votes are not counted or deemed to be present or represented for the purpose of determining whether shareholders have approved a matter, but they are counted as present for the purpose of determining a quorum at the Annual Meeting. New York Stock Exchange rules do not permit brokers discretionary authority to vote on the approval of the Target Corporation Long-Term Incentive Plan.

What if other matters are presented for determination at the Annual Meeting?

        As of the date of this Proxy Statement, management knows of no matters that will be presented for determination at the meeting other than those referred to herein. If any other matters properly come before the meeting calling for a vote of shareholders, proxies in the enclosed form returned to us will be voted in accordance with the recommendation of the Board of Directors, or, in the absence of such a recommendation, in accordance with the judgment of the proxy holders.

Who pays the expenses incurred in connection with the solicitation of proxies?

        Expenses in connection with the solicitation of proxies will be paid by us. Proxies are being solicited principally by mail, by telephone and through the Internet. We have retained Georgeson Shareholder Communications Inc. to act as a proxy solicitor for a fee estimated to be $20,000, plus reimbursement of out-of-pocket expenses. In addition, our directors, officers and regular employees may solicit proxies personally or by e-mail, telephone, fax or special letter. We may reimburse brokerage firms and others for their expenses in forwarding proxy materials to the beneficial owners of shares of the Corporation.

How may I get additional copies of the Annual Report?

        Our Annual Report for the fiscal year ended January 31, 2004, including financial statements, is enclosed. The Annual Report is also available online at www.target.com (click on "Company," "Target Corporation," "Investor Information" and "Financial Reports and Filings"). For additional printed copies, please contact our Investor Relations representative by e-mail at investorrelations@target.com, by mail to the address listed on the cover of this Proxy Statement, Attention: Investor Relations, by telephone at (612) 761-6736, or online at www.target.com (click on "Company," "Target Corporation," "Investor Information" and "Literature Request").

How may I receive materials through the Internet?

        As described more specifically in the immediately preceding question, you can obtain copies of our proxy materials, Annual Report and other periodic reports and information under the "Investor Information" section of our web site, www.target.com. You can also register at this same location to receive e-mail alerts when we post new information on our web site (click on "E-Mail Alerts").

How may I elect to receive shareholder materials electronically and to discontinue my receipt of paper copies?

        To obtain information about how to receive our proxy materials, Annual Report and other shareholder information electronically rather than in paper format, contact us via e-mail at investorrelations@target.com.

Comparison of Five-Year Cumulative Total Shareholder Return

Fiscal Years Ended

	1999	2000	2001	2002	2003	2004
Target Corporation	100	100.04	117.60	138.71	90.84	123.12
S&P 500 Index	100	108.59	108.40	91.37	70.85	95.34
Peer Group	100	104.34	110.14	115.38	85.03	112.36

        The graph above compares the cumulative total shareholder return on our Common Stock for the last five fiscal years with cumulative total return on the S&P 500 Index and a peer group consisting of the companies comprising the S&P 500 Retailing Index and the S&P 500 Food and Drug Retailing Index (the "S&P 500 Retailing Peer Index") over the same period. The graph assumes the investment of $100 in the Corporation's Common Stock, the S&P 500 Index and the S&P 500 Retailing Peer Index on January 31, 1999, and reinvestment of all dividends. We believe that this peer group, which consists of 40 general merchandise, food and drug retailers such as Albertsons Inc., Best Buy Co., Inc., Costco Wholesale Corporation, CVS Corporation, Dillard's, Inc., eBay Inc., Gap Inc., The Home Depot, Inc., Kohl's Corporation, The Kroger Company, The May Department Stores Company, Nordstrom, Inc., J.C. Penney Company, Inc., SUPERVALU Inc., Wal-Mart Stores, Inc. and Walgreen Co., among others, is an appropriate benchmark for measuring the Corporation's shareholder return.

ITEM ONE—ELECTION OF DIRECTORS

Director Nominees

        Proxies solicited by the Board of Directors will, unless otherwise directed, be voted for the election of five nominees to serve as Class I directors for three-year terms expiring in 2007 and until their successors are elected. The five nominees are Calvin Darden, Michele J. Hooper, Anne M. Mulcahy, Stephen W. Sanger and Warren R. Staley. All of the nominees are currently directors.

        The Board of Directors has no reason to believe that any of the nominees is not available or will not serve if elected. If for any reason any nominee becomes unavailable for election, the Board of Directors may designate substitute nominees, in which event the shares represented by proxies returned to us will be voted for such substitute nominees, unless an instruction to the contrary is indicated on the proxy.

General Information About the Board of Directors

        The Corporation's Restated Articles of Incorporation, as amended, provide that our business and affairs will be managed by, or under the direction of, a Board of Directors consisting of not fewer than 5 nor more than 21 persons. Directors are divided into three classes. Directors of one class are elected each year for a term of three years. The Board of Directors currently consists of Class I directors whose terms expire at this Annual Meeting, Class II directors whose terms expire at the 2005 Annual Meeting and Class III directors whose terms expire at the 2006 Annual Meeting.

        Following is information regarding the nominees and continuing directors, including information furnished by them as to their principal occupations. See page 13 for a table showing the number of shares of Common Stock of the Corporation beneficially owned by each director as of March 22, 2004.

Director	Principal Occupation and Other Information	Age	Director Since
Roxanne S. Austin Class II Term expires in 2005	Roxanne S. Austin served as Executive Vice President of Hughes Electronics Corp., a provider of digital television entertainment and technology services, and as President and Chief Operating Officer of its subsidiary, DIRECTV, Inc., until December 2003 when Hughes was acquired. She joined Hughes in 1993 and has held various positions in finance. In July 1997, she was named Chief Financial Officer of Hughes. In May 2001, she was elected Executive Vice President of Hughes and in June 2001, she was named President and Chief Operating Officer of DIRECTV. She is a director of Abbott Laboratories.	43	2002
Calvin Darden Class I Nominee for term expiring in 2007	Calvin Darden is Senior Vice President of U.S. Operations of United Parcel Service of America, Inc., an express carrier and package delivery company. He joined UPS in 1971 and has held various operational and managerial positions. In December 1997, he was elected Senior Vice President of Domestic Operations and in January 2000 he was elected to his current position. He is a director of United Parcel Service, Inc. and Coca-Cola Enterprises, Inc.	54	2003

Roger A. Enrico Class II Term expires in 2005	Roger A. Enrico is the retired Chairman of the Board and Chief Executive Officer of PepsiCo, Inc., a domestic and international beverage and food business. He joined PepsiCo in 1971. He was elected Chairman of the Board and Chief Executive Officer of PepsiCo in 1996, and became Vice Chairman in May 2001. He retired in March 2002. He is a director of Belo Corp., Electronic Data Systems Corp. and The National Geographic Society.	59	1990
William W. George Class II Term expires in 2005	William W. George is the former Chairman of the Board and Chief Executive Officer of Medtronic, Inc., a therapeutic medical technology company. He joined Medtronic in 1989 as President and Chief Operating Officer. He was elected Chief Executive Officer in 1991 and Chairman of the Board in 1996. He retired from his position as Chief Executive Officer in April 2001 and as Chairman of the Board in April 2002. He is a director of The Goldman Sachs Group, Inc. and Novartis AG.	61	1993
Elizabeth Hoffman Class II Term expires in 2005	Elizabeth Hoffman is President of The University of Colorado System. In 1997, she joined the University of Illinois at Chicago as Provost and Vice Chancellor for Academic Affairs while holding concurrent academic appointments as professor of economics, history, political science, psychology and professor in The Institute of Government and Public Affairs. She held these positions until September 2000, when she was appointed to her current position.	57	2003
Michele J. Hooper Class I Nominee for term expiring in 2007	Michele J. Hooper served as President and Chief Executive Officer of Voyager Expanded Learning, an educational development company, from August 1999 to June 2000. She was President and Chief Executive Officer of Stadtlander Drug Company, Inc., a pharmaceutical drug company, and served in that position from July 1998 until January 1999 when that company was acquired. She is a director of AstraZeneca PLC, DaVita Inc. and PPG Industries, Inc.	52	1990

James A. Johnson Class II Term expires in 2005	James A. Johnson is Vice Chairman of Perseus, LLC, a merchant banking private equity firm. He served as the Chairman of the Executive Committee of the Board of Fannie Mae, a Congressionally-chartered financial services company, from 1998 to 1999. From December 1999 to April 2001, he served as Chairman and Chief Executive Officer of Johnson Capital Partners. In April 2001, he was elected to his current position. He is a director of Gannett Co., Inc., The Goldman Sachs Group, Inc., KB Home, Temple-Inland Inc. and UnitedHealth Group Inc.	60	1996
Richard M. Kovacevich Class III Term expires in 2006	Richard M. Kovacevich is Chairman of the Board and Chief Executive Officer of Wells Fargo & Co., a banking and financial services company. In 1995, he was elected Chairman of the Board and Chief Executive Officer of Norwest Corp., a banking and financial services company, and held that position until Norwest merged with Wells Fargo in 1998, when he was elected President and Chief Executive Officer. In April 2001 he was elected to his current positions. He is also a director of Cargill, Inc.	60	1996
Anne M. Mulcahy Class I Nominee for term expiring in 2007	Anne M. Mulcahy is Chairman of the Board and Chief Executive Officer of Xerox Corp., a document management company. She joined Xerox in 1976 and has held various management positions in marketing, human resources and operations. She served as Executive Vice President; President, General Markets Operations from 1998 until May 2000, and President and Chief Operating Officer from May 2000 through July 2001. In August 2001 she was elected Chief Executive Officer and in January 2002 she was elected Chairman of the Board. She is also a director of Fannie Mae.	51	1997
Stephen W. Sanger Class I Nominee for term expiring in 2007	Stephen W. Sanger is Chairman of the Board and Chief Executive Officer of General Mills, Inc., a consumer food products company. He joined General Mills in 1974 and held a series of positions in marketing and management across the company's consumer food businesses. In 1995, he was elected to his current positions. He is also a director of Wells Fargo & Co.	58	1996

Warren R. Staley Class I Nominee for term expiring in 2007	Warren R. Staley is Chairman of the Board and Chief Executive Officer of Cargill, Inc., an international marketer, processor and distributor of agricultural, food, financial and industrial products and services. He joined Cargill in 1969 and has held various merchandising, administrative and management positions. He served as President and Chief Operating Officer from February 1998 until June 1999 and as President and Chief Executive Officer from June 1999 until August 2000, when he was elected to his current positions. He is also a director of U.S. Bancorp.	61	2001
George W. Tamke Class III Term expires in 2006	George W. Tamke is a Partner with Clayton, Dubilier & Rice, Inc., a private investment firm. He served as President and Chief Operating Officer of Emerson Electric Company, a manufacturer of electrical and electronic equipment from 1997 to 1999 and as Vice Chairman and Co-Chief Executive Officer from 1999 to February 2000. He assumed his current position in March 2000. He is a director of ICO Global Communications (Holdings) Ltd.	56	1999
Solomon D. Trujillo Class III Term expires in 2006	Solomon D. Trujillo served as Chief Executive Officer and director of Orange SA, a telecommunications company, from February 2003 to March 2004. He served as Chairman, President and Chief Executive Officer of US West, a telecommunications company, from 1998 to 2000. In November 2000, he was elected Chairman, President and Chief Executive Officer of Graviton, Inc., a wireless communication technology company, positions he held until February 2003. He is a director of Gannett Co., Inc. and PepsiCo, Inc.	52	1994
Robert J. Ulrich Class III Term expires in 2006	Robert J. Ulrich is Chairman of the Board, Chief Executive Officer and Chairman of the Executive Committee of the Corporation and Chairman of the Board and Chief Executive Officer of Target Stores, a division of the Corporation. He began his retailing career as a merchandising trainee in the Corporation's department store division in 1967 and advanced through various management positions. He became Chairman and Chief Executive Officer of Target Stores in 1987 and was elected Chairman and Chief Executive Officer of the Corporation in 1994. He is also a director of Yum! Brands, Inc.	60	1993

Director Compensation

        Directors who are not employees of the Corporation ("non-management directors") are paid an annual fee of $40,000. The Chairs of the Audit Committee and Compensation Committee receive an additional annual fee of $10,000 and $5,000, respectively. Directors may defer receipt of their fees. If they do, their fees are credited at rates based upon the return earned by various investment alternatives chosen by the directors. Directors may also direct us to forward their fees to the Corporation's transfer agent to purchase Common Stock of the Corporation for their accounts at market prices. We pay the brokerage fees for such purchases. Non-management directors also receive $15,000 of restricted stock of the Corporation per year. Those shares are restricted until the director leaves the Board and certain conditions are satisfied. The Vice Chairman of the Executive Committee receives an additional $10,000 of our restricted stock each year. New non-management directors also receive $50,000 of restricted stock upon joining the Board. Non-management directors receive an annual grant of options to purchase the number of shares of our Common Stock determined by dividing $400,000 by the fair market value of the Common Stock on the day of grant. Non-management directors also receive merchandise discounts of varying amounts at the stores of each of our operating companies. Those discounts are the same as the discounts our employees receive. Retired non-management directors receive merchandise discounts that are the same as the discounts our retired employees receive. Employee directors are not compensated separately for services as a director or committee member.

Director Independence

        The Board has adopted criteria for determining whether a director is independent from management. The Board of Directors believes that a preponderance of its members should be independent directors. The Board annually reviews all material relationships that directors have with the Corporation to determine whether the Corporation's directors are independent. To assist it in determining director independence, the Board has established the following guidelines:

  •
  No director who is or was during the preceding three years an employee of the Corporation or who has served at any time as an executive officer of the Corporation (except for service as an interim chairman or chief executive officer) may be considered independent.

  •
  No director whose immediate family member is or was during the preceding three years an executive officer of the Corporation may be considered independent.

  •
  A director will not be considered independent if, within the preceding three years,

  •
  the director or an immediate family member of the director, or any business or entity owned solely by a director or any director's immediate family member, has received more than $100,000 in any twelve month period in direct compensation from the Corporation (other than director fees);

  •
  the director was employed by or affiliated with the Corporation's independent auditor;

  •
  an immediate family member of the director was employed by the Corporation's independent auditor in a professional capacity, including as a partner, principal or manager;

  •
  an executive officer of the Corporation was on the compensation committee of a company which employed the director or an immediate family member of the director as an officer;

  •
  the director was an executive officer or employee of, or an immediate family member was an executive officer of, another company that does business with the Corporation and the annual payments by the Corporation to, or the receipt of payments by the Corporation from, such other company is at least (i) $1,000,000 or (ii) two percent, whichever is greater, of the annual consolidated gross revenues of such company; or

    •
    a director is an executive officer of another company that is indebted to the Corporation, or to which the Corporation is indebted, and the total amount of either company's outstanding indebtedness (excluding registered securities) to the other exceeds two percent of the total consolidated assets of the company for which he or she serves as an executive officer.

  •
  For relationships not covered by these guidelines, the determination of whether the relationship is material or not, and therefore whether the director would be independent or not, will be made by the directors who satisfy the independence guidelines set forth above.

  •
  Board members may not accept any personal loans from the Corporation.

  •
  Audit Committee members may not accept, directly or indirectly, any consulting, advisory or other compensatory fee from the Corporation (other than director fees).

        The Board has affirmatively determined that the following directors, who constitute all of the non-management directors and a majority of the Board, meet the requirements for independence as that term is defined above and in the listing standards of the New York Stock Exchange ("NYSE"): Directors Austin, Darden, Enrico, George, Hoffman, Hooper, Johnson, Kovacevich, Mulcahy, Sanger, Staley, Tamke and Trujillo.

Certain Transactions

        The Corporation and its operating companies have transactions in the ordinary course of business with unaffiliated corporations of which certain of the non-management directors are officers. We do not consider the amounts involved in such transactions to be material in relation to our business and believe that any such amounts are not material in relation to the business of such other unaffiliated corporations or the interests of the non-management directors involved.

Board Meetings During Fiscal 2003

        The Board of Directors met five times during fiscal 2003. All directors attended at least 75% of the aggregate total of meetings of the Board and Board Committees on which the director served during the last fiscal year. The Corporation does not have a policy that requires Board members to attend the Annual Meetings of Shareholders. No director, except Mr. Ulrich, attended last year's Annual Meeting of Shareholders.

Board Committees

        The Position Descriptions for each of the committees listed below may be found on online at www.target.com (click on "Company," "Target Corporation," "Investor Information," "Corporate Governance" and "Board Committee Position Descriptions").

Executive Committee

        The Executive Committee of the Board of Directors consists of the Chairman of the Board of the Corporation and all of the non-management directors. During the last fiscal year, every Board meeting began with a meeting of the Executive Committee. At the end of each Board meeting, the non-management directors were given an opportunity to meet without the Chairman of the Board present. The Executive Committee reviews the Compensation Committee's recommendations on performance and compensation of all senior corporate officers and certain other senior executives within the Corporation. As part of their responsibilities, the independent director members of the Executive Committee conduct the annual evaluation of our Chief Executive Officer. The Executive Committee also reviews the Corporation's managerial capabilities and requirements.

        Mr. Enrico is the Vice Chairman of the Executive Committee. As Vice Chairman, Mr. Enrico's duties include the following:

  •
  presides at all meetings of the Board of Directors at which the Chairman of the Board is not present, including executive sessions of non-management directors;

  •
  serves as liaison between the Chairman of the Board and the non-management directors;

  •
  writes the annual performance reviews of the Chief Executive Officer and Chairman of the Board, with input from the other independent members;

  •
  has an opportunity to review information and agendas sent to the Board and to assure that there is sufficient time for discussion of all agenda items; and

  •
  has the authority to convene meetings of non-management directors at every meeting.

        Shareholders seeking to communicate with any individual member or group of the Board of Directors may send correspondence to Target Corporation Board of Directors, c/o General Counsel and Corporate Secretary, 1000 Nicollet Mall, TPS-3255, Minneapolis, Minnesota 55403 or may send an e-mail to boardofdirectors@target.com. Communications directed to Board members will be sent to the General Counsel and Corporate Secretary, who will forward communications to the appropriate Board member(s).

Nominating Committee

        The Nominating Committee of the Board of Directors consists solely of independent directors. The members of the Nominating Committee are Directors Sanger (Chair), Hooper, Kovacevich and Tamke. The Nominating Committee held one meeting during the last fiscal year. In addition, members of the Nominating Committee communicated periodically to discuss issues related to Board and Committee nominations. The Nominating Committee identifies individuals qualified to become Board members. The Nominating Committee then considers the qualifications of and recommends each candidate and incumbent for election as a director of the Corporation and nominates candidates to fill Board vacancies. The Nominating Committee also oversees the evaluation of the Board and management.

        The Nominating Committee will consider nomination by a shareholder of a candidate for election as a director of the Corporation. Any shareholder who wishes the Nominating Committee to consider a candidate should submit a written request and related information to the Corporate Secretary of the Corporation on behalf of the Nominating Committee no later than December 31 of the calendar year preceding the next Annual Meeting of Shareholders (currently held in May). Under the Corporation's Restated Articles of Incorporation, as amended, if a shareholder plans to nominate a person as a director at a meeting, the shareholder is required to place a proposed director's name in nomination by written request received by the Corporate Secretary of the Corporation at least 60 days prior to an annual or special meeting, together with the written consent of such person to serve as a director.

        The Corporation's Corporate Governance Profile (available online at www.target.com; click on "Company," "Target Corporation," "Investor Information," "Corporate Governance" and "Corporate Governance Profile") sets out the optimal size, balance and rotation of the membership of the Board. These criteria require that a preponderance of the Board should consist of independent directors. Any management representation should be top corporate management and have potential to be Chief Executive Officer. Board members should have broad perspective, experience, knowledge and independence of judgment. Members should represent a predominance of business backgrounds that can bring a different set of experiences and perspectives to the Board. Regional balance is recognized as highly desirable, and a high degree of interest and involvement are prime requisites for membership.

        When evaluating prospective director candidates, the Nominating Committee conducts individual evaluations against the criteria stated in the Corporate Governance Profile. All director candidates, regardless of the source of their nomination, are evaluated using the same criteria. Mr. Staley was recommended for nomination to the Board in September 2001 by a group of the Corporation's independent directors. In connection with the identification, nomination and appointment to the Board of Mr. Darden in March 2003, the Corporation engaged the services of an independent consultant.

Compensation Committee

        The Compensation Committee of the Board of Directors consists solely of independent directors. The members of the Compensation Committee are Directors Enrico (Chair), Johnson, Sanger, Tamke and Trujillo. The Compensation Committee held two meetings during the last fiscal year. The Compensation Committee reviews management proposals regarding compensation programs, plans and guidelines, focusing on a "pay-for-performance" compensation philosophy. The Compensation Committee reviews and approves goals and objectives relevant to executive compensation, reviews the performance of all senior corporate officers and certain other senior executives within the Corporation and recommends their compensation to the independent members of the Executive Committee based on their performance against those goals and objectives. The Compensation Committee also determines certain awards and payouts under our long-term incentive plan and makes certain determinations regarding short-term incentive compensation. The duties and activities of the Compensation Committee are further described in the Report of the Compensation Committee on Executive Compensation on page 22.

Audit Committee

        The Audit Committee of the Board of Directors consists solely of independent directors. The members of the Audit Committee are Directors Hooper (Chair), Austin, George, Kovacevich and Tamke. The Audit Committee of the Board of Directors held six meetings during the last fiscal year. The Audit Committee assists the Board with the oversight of the integrity of the Corporation's financial statements and internal controls, the Corporation's compliance with legal and regulatory requirements, the independent auditor's qualifications and independence and the performance of the Corporation's internal audit function. The Board of Directors, in its business judgment, has determined that all members of the Committee are "independent," as required by applicable listing standards of the NYSE. The Board of Directors has also determined that each of the members of the Audit Committee—Directors Hooper, Austin, George, Kovacevich and Tamke—is an "audit committee financial expert" for purposes of the Securities and Exchange Commission's ("SEC") rules. The duties and activities of the Audit Committee are further described in the Report of the Audit Committee on page 26. A copy of the Audit Committee's Position Description is attached to these materials as Appendix A.

Finance Committee

        The Finance Committee of the Board of Directors consists solely of independent directors. The members of the Finance Committee are Directors Johnson (Chair), Mulcahy, Sanger, Staley and Trujillo. The Finance Committee held two meetings during the last fiscal year. The Finance Committee reviews our financial policies, our dividend policy, our performance objectives, our financing requirements, our compliance with indenture covenants and the investment policies of our employee benefit plans.

Corporate Responsibility Committee

        The Corporate Responsibility Committee of the Board of Directors consists solely of independent directors. The members of the Corporate Responsibility Committee are Directors George (Chair), Johnson, Mulcahy, Staley and Trujillo. The Corporate Responsibility Committee held one meeting during the last fiscal year. The Corporate Responsibility Committee reviews and evaluates our public affairs and community development programs. The Corporate Responsibility Committee also reviews and evaluates our community giving programs and those of the Target Foundation.

Corporate Governance Committee

        The Corporation has had a long-term commitment to good corporate governance practices. Consistent with this philosophy, corporate governance matters have been regularly discussed by the full Board of Directors. In response to amendments to the NYSE listing standards, the Board of Directors created a Corporate Governance Committee consisting of all of the independent directors. The Corporate Governance Committee will begin meeting in fiscal 2004 and will oversee our corporate governance programs and develop and recommend corporate governance principles applicable to the Corporation.

Share Ownership of Directors and Officers

        Set forth below is information regarding the shares of Common Stock of the Corporation (our only outstanding class of equity securities) owned beneficially on March 22, 2004 (except as otherwise noted) by all directors and nominees, each of the executive officers named in the Summary Compensation Table on page 15, and all directors and executive officers of the Corporation as a group.

Name of Individual or Number of Persons in Group	Aggregate Number of Common Shares Beneficially Owned(1)		Acquirable within 60 Days(2)	Percent of Outstanding Shares as of March 22, 2004
Roxanne S. Austin	1,783		13,219	*
Calvin Darden	2,296		0	*
Roger A. Enrico	12,210		79,004	*
William W. George	109,145	(3)	79,004	*
Elizabeth Hoffman	2,052		13,219	*
Michele J. Hooper	20,126		79,004	*
James A. Johnson	16,325		70,388	*
Richard M. Kovacevich	58,469		63,332	*
Anne M. Mulcahy	6,509		54,040	*
Stephen W. Sanger	8,689		70,388	*
Warren R. Staley	2,452		23,023	*
George W. Tamke	4,729		43,654	*
Solomon D. Trujillo	10,897		79,004	*
Robert J. Ulrich(4)	1,086,937	(5)	5,154,082	*
Gregg W. Steinhafel(4)	213,293	(5)	1,172,819	*
Gerald L. Storch(4)	71,225	(5)	974,768	*
Bart Butzer(4)	73,890	(5)(6)	462,963	*
Douglas A. Scovanner(4)	82,925	(5)(7)	496,381	*
All directors and executive officers of the Corporation as a group (27 persons)	2,170,331	(8)	11,231,083	1.5%

*
Less than 1%.

(1)
The persons listed have sole voting and investment power with respect to the shares listed except that Director Johnson has shared voting and investment power over 11,128 shares and Director Trujillo has shared voting and investment power over 4,032 shares. Directors are deemed to have sole voting and investment power as to restricted stock they own.

(2)
Includes shares of Common Stock that the named individuals may acquire on or before May 21, 2004 pursuant to options held by them under the Corporation's Long-Term Incentive Plans of 1981 and 1999 or the 1995 Director Stock Option Plan.

(3)
Includes 43,000 shares of Common Stock held by the George Family Foundation, a charitable trust of which Mr. George is one of the trustees. Mr. George disclaims beneficial ownership of such shares.

(4)
Executive officer.

(5)
Includes shares of Common Stock owned by such person in the Target Corporation 401(k) Plan ("TGT 401(k) Plan") as of January 31, 2004.

(6)
Includes 28 shares of Common Stock owned as of March 22, 2004 by Mr. Butzer's wife as to which he disclaims beneficial ownership.

(7)
Includes 3,000 shares of Common Stock held in a trust for which Mr. Scovanner is the sole trustee. Mr. Scovanner disclaims beneficial ownership of such shares.

(8)
Includes shares of Common Stock owned by the executive officers in the TGT 401(k) Plan as of January 31, 2004.

Largest Owners of the Corporation's Shares

        The table below sets forth certain information, as to each person or entity known to us to be the beneficial owner of more than five percent of any class of our voting securities:

Name and Address of Beneficial Owner	Number of Common Shares Beneficially Owned		Percent of Class
Capital Research and Management Company 333 South Hope Street Los Angeles, CA 90071	95,996,900	(1)	10.5%
State Street Bank and Trust Company 225 Franklin Street Boston, Massachusetts 02110	86,236,811	(2)	9.5%

(1)
Capital Research and Management Company ("Capital Research") reported its beneficial ownership on a Schedule 13G filed with the SEC on February 13, 2004. The filing indicates that as of December 31, 2003, Capital Research had sole voting power for 0 shares, shared voting power for 0 shares, sole dispositive power for 95,996,900 shares and shared dispositive power for 0 shares.

(2)
State Street Bank and Trust Company ("State Street"), trustee under the TGT 401(k) Plan, reported its beneficial ownership on a Schedule 13G filed with the SEC on February 5, 2004. The filing indicates that as of December 31, 2003, State Street had sole voting power for 22,092,116 shares, shared voting power for 61,969,345 shares, sole dispositive power for 85,263,880 shares and shared dispositive power for 972,931 shares.

Executive Compensation

SUMMARY COMPENSATION TABLE

				Long-Term Compensation
		Annual Compensation		Awards		Payouts
Name and Principal Position	Year	Salary($)(1)	Bonus ($)(1)(2)	Restricted Stock Awards($)(3)	Securities Underlying Options(#)(4)	LTIP Payouts ($)(5)	All Other Compensation ($)(6)(7)
Robert J. Ulrich Chairman and Chief Executive Officer of the Corporation and Target Stores	2003 2002 2001	1,571,925 1,423,014 1,415,311	3,300,000 4,600,000 3,700,000	0 0 0	270,589 547,753 625,000	0 0 0	1,211,707 947,434 922,437	(8)
Gregg W. Steinhafel President of Target Stores	2003 2002 2001	922,466 895,616 872,115	691,537 1,155,930 814,027	0 0 0	75,817 128,884 147,059	0 0 0	343,721 287,901 316,461	(9)
Gerald L. Storch Vice Chairman of the Corporation	2003 2002 2001	940,966 794,131 752,060	528,561 927,200 531,037	0 0 0	101,308 171,845 183,824	0 0 0	232,412 178,684 154,948	(10)
Bart Butzer Executive Vice President of Target Stores	2003 2002 2001	663,178 641,699 622,115	494,224 835,446 598,215	0 0 0	50,981 85,923 98,040	0 0 0	147,024 124,937 166,193	(11)
Douglas A. Scovanner Executive Vice President and Chief Financial Officer of the Corporation	2003 2002 2001	716,582 671,233 647,211	379,100 671,951 446,495	0 0 0	67,974 96,663 110,295	0 0 0	196,391 153,791 139,077	(12)

(1)
Certain of the five named executive officers deferred receipt of their salary and bonus through the Target Corporation SMG Executive Deferred Compensation Plan (the "New Plan"). Under the New Plan, participants may elect to defer up to 80% of annual base salary and bonus. The crediting rate alternatives under the New Plan mirror the investment accounts available for the TGT 401(k) Plan. Payout from the New Plan cannot be made until retirement, death or termination. Amounts deferred are subject to the same bankruptcy rules as are the Corporation's general debt obligations. Deferred amounts earn a return, a portion of which is categorized as reportable by the SEC proxy rules. Prior to December 31, 1996, similar deferrals were made through the Corporation's Deferred Compensation Plan (the "Old Plan"). Earnings on the Old Plan are determined in accordance with a formula set forth in that plan. The Old Plan is otherwise substantially similar to the New Plan. Further information regarding reportable earnings under both plans is provided in the footnotes below.

(2)
The Corporation's executive officers and certain other members of management of the Corporation and its operating companies are eligible for incentive bonuses under the PTOC (pre-tax operating contribution), EVA (economic value added) and personal score components of the Corporation's Executive Short-Term Incentive Plan. Information regarding the bonus plans is found in the Report of the Compensation Committee on Executive Compensation below.

(3)
The Restricted Stock Awards column reflects rights to receive restricted stock of the Corporation under the Corporation's Long-Term Incentive Plans of 1981 and 1999 (together, the "LTIP"). Further information regarding restricted shares is included in the Report of the Compensation Committee on Executive Compensation. The number and value of restricted share rights holdings at the end of the 2003 fiscal year (based on the closing price of $37.96 per share at the end of the fiscal year) were as follows:

	Number	Value
Robert J. Ulrich	123,348	$4,682,290
Gregg W. Steinhafel	27,360	1,038,586
Gerald L. Storch	17,220	653,671
Bart Butzer	12,828	486,951
Douglas A. Scovanner	14,256	541,158
(4)
These options to purchase shares of the Corporation's Common Stock were awarded under the LTIP. The Report of the Compensation Committee on Executive Compensation below includes further information regarding stock options.

(5)
Amounts reflect earnouts of performance shares under the LTIP. The Report of the Compensation Committee on Executive Compensation below includes further information regarding performance shares.

(6)
The Corporation has an Excess Long-Term Disability Plan for certain key executives, including the named executive officers. The program is integrated with the employee-paid broad-based group disability plan (non-taxable benefit of $97,992 maximum per individual per year). Disability benefits are paid according to a schedule based on compensation. The objective is a combined benefit amount replacing total after-tax income of approximately 80% at a compensation level of $200,000 per year, decreasing to approximately 40% at a compensation level of $2,000,000 per year. In order to receive excess benefits, the executive must be participating under the broad-based group disability plan. In the event of a qualifying disability, the actual cost to the Corporation would be the after-tax cost of the disability payments. No claims for benefits have ever been filed by a named executive officer under the Excess Long-Term Disability Plan. No compensation is assumed for this program since the incremental cost to the Corporation of this benefit cannot be determined actuarially.

(7)
The amounts reported include the following:
  •
  Matching contributions to the TGT 401(k) Plan, which all participating employees receive.

  •
  Amounts credited to the New Plan for matching contributions that could not be made to the TGT 401(k) Plan because of limitations imposed by the Internal Revenue Code of 1986, as amended (the "Tax Code").

  •
  Amounts categorized by the SEC as reportable earnings on compensation deferred in current and previous years.

  •
  Cost of life insurance paid by the Corporation.

(8)
Includes

$10,953	TGT 401(k) Plan matching contribution
$297,096	deferred compensation credit for matching contributions that could not be made to the TGT 401(k) Plan
$900,826	reportable earnings on deferred compensation
$2,832	cost of life insurance paid by the Corporation

(9)
Includes

$11,356	TGT 401(k) Plan matching contribution
$93,776	deferred compensation credit for matching contributions that could not be made to the TGT 401(k) Plan
$237,821	reportable earnings on deferred compensation
$768	cost of life insurance paid by the Corporation
(10)
Includes

$10,661	TGT 401(k) Plan matching contribution
$82,531	deferred compensation credit for matching contributions that could not be made to the TGT 401(k) Plan
$138,500	reportable earnings on deferred compensation
$720	cost of life insurance paid by the Corporation
(11)
Includes

$10,547	TGT 401(k) Plan matching contribution
$64,816	deferred compensation credit for matching contributions that could not be made to the TGT 401(k) Plan
$71,301	reportable earnings on deferred compensation
$360	cost of life insurance paid by the Corporation
(12)
Includes

$11,314	TGT 401(k) Plan matching contribution
$58,358	deferred compensation credit for matching contributions that could not be made to the TGT 401(k) Plan
$126,335	reportable earnings on deferred compensation
$384	cost of life insurance paid by the Corporation

OPTION GRANTS IN LAST FISCAL YEAR

	Individual Grants					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(3)
Name	Number of Securities Underlying Options Granted (#)(1)		% of Total Options Granted to Employees in Fiscal Year(%)	Exercise or Base Price ($/SH)	Expiration Date	5%($)		10%($)
Robert J. Ulrich	270,589	(2)	5.83	38.25	1/14/14	6,509,078		16,495,281
Gregg W. Steinhafel	75,817	(2)	1.63	38.25	1/14/14	1,823,795		4,621,854
Gerald L. Storch	101,308	(2)	2.18	38.25	1/14/14	2,436,986		6,175,801
Bart Butzer	50,981	(2)	1.10	38.25	1/14/14	1,226,359		3,107,835
Douglas A. Scovanner	67,974	(2)	1.47	38.25	1/14/14	1,635,129		4,143,739
All Shareholders						21.9 billion	(4)	55.6 billion	(4)

(1)
Under the LTIP of 1999 each option was granted at the market value of the underlying Common Stock on the date of grant and has a ten-year term. The options are exercisable 25% on the first anniversary of the date of grant, with an additional 25% becoming exercisable on each of the next three anniversaries of the date of grant. Options are transferrable during the life of the recipient to certain family members and family-controlled entities. The Report of the Compensation Committee on Executive Compensation includes additional information regarding the LTIP of 1999.

(2)
Granted January 14, 2004.

(3)
These assumed values result from using certain rates of stock price appreciation prescribed under SEC rules and are not intended to forecast possible future appreciation in the Corporation's Common Stock. The actual value of these option grants is dependent on the actual future price of our Common Stock. There is no assurance that the values reflected in this table will be achieved.

(4)
Increase in value of shares held by all shareholders based upon 911,691,690 shares outstanding on January 14, 2004, at a price of $38.25 per share.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR END OPTION VALUES

					Value of Unexercised In-the-Money Options at Fiscal Year End ($)
			Number of Securities Underlying Unexercised Options at Fiscal Year End (#)
Name	Shares Acquired on Exercise (#)	Value Realized ($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Robert J. Ulrich	480,792	16,981,554	5,154,082	1,181,404	107,445,770	4,158,313
Gregg W. Steinhafel	100,000	3,092,370	1,172,819	297,488	16,199,922	1,011,502
Gerald L. Storch	0	0	974,768	358,874	11,451,695	1,210,244
Bart Butzer	0	0	462,963	193,860	4,345,484	653,083
Douglas A. Scovanner	37,000	1,132,429	496,381	225,036	4,684,379	719,696

PERFORMANCE SHARE AWARDS IN LAST FISCAL YEAR

        The named executive officers were awarded the right to earn shares of the Corporation's Common Stock ("Performance Shares") under the LTIP of 1999. Actual payouts of these Performance Shares, if any, will be determined by a non-discretionary formula which measures our revenue growth and earnings per share growth over a four-year performance period. If our minimum performance in both measures is below the threshold level, then no Performance Shares will be earned. To the extent the Corporation's performance on either or both measures exceeds the threshold performance level, a varying amount of shares of Performance Shares up to the maximum will be earned. Performance Share awards are also discussed in the Report of the Compensation Committee on Executive Compensation below.

Estimated Future Payouts Under Non-Stock Price-Based Plans
	Number of Shares, Units or Other Rights(#)(1)	Performance or Other Period Until Maturation or Payout
Name
			Threshold(#)(2)	Target(#)(3)	Maximum(#)(4)
Robert J. Ulrich	—	02/01/04 - 02/02/08 02/02/03 - 02/03/07	— —	— —	180,393 196,630
Gregg W. Steinhafel	—	02/01/04 - 02/02/08 02/02/03 - 02/03/07	— —	— —	50,981 46,266
Gerald L. Storch	—	02/01/04 - 02/02/08 02/02/03 - 02/03/07	— —	— —	67,974 61,798
Bart Butzer	—	02/01/04 - 02/02/08 02/02/03 - 02/03/07	— —	— —	33,987 30,899
Douglas A. Scovanner	—	02/01/04 - 02/02/08 02/02/03 - 02/03/07	— —	— —	45,099 34,700

(1)
The actual number of Performance Shares that will be paid out at the end of the performance period, if any, cannot be determined because the shares earned will be based upon our future performance.

(2)
If our minimum performance in both measures is below the threshold level, then no Performance Shares will be earned. To the extent that the Corporation's performance on either or both measures exceeds the threshold performance level, a pro-rated number of Performance Shares up to the maximum will be earned.

(3)
There is no "Target" level of performance as that term is defined by the SEC.

(4)
This is the maximum number of Performance Shares which may be issued to the named executive officer if performance targets are reached.

Income Continuance Policy

        No officer of the Corporation is a party to an employment contract with the Corporation. As an alternative to the use of such contracts, the Corporation has adopted an Income Continuance Policy (the "ICP") and a Senior Management Group Income Continuance Policy (the "SMG ICP") for certain officers of the Corporation.

        Mr. Ulrich, together with others, participates in the ICP. In 1988, the ICP was amended to exclude additional participants. Executives Steinhafel, Storch, Butzer and Scovanner were not participants under the ICP at the time it was amended. In the event a participant's employment is terminated by the Corporation, the ICP participant's compensation (current salary and average of three most recent bonuses) continues for a period of 18 to 24 months, depending on his or her length of service. If the participant's service with the Corporation is less than three years, the continuation is for 18 months; over eight years, the continuation is for 24 months; and between three and eight years, a number of months determined by a schedule (more than 18 months but less than 24 months).

        Participants under the SMG ICP are members of the Corporation's Senior Management Group who are not participants under the ICP. The policy is similar to the ICP, except its time parameters are based on the participant's salary grade. Compensation may extend from 12 months to 24 months, based on a schedule which provides longer income continuation to those participants with higher grade levels. Executives Steinhafel, Storch, Butzer and Scovanner participate in the SMG ICP.

        All executive officers who are members of the Corporation's Senior Management Group are covered by one of these policies. Both policies require that participants provide the Corporation a release of claims and the policies include offset provisions for certain other compensation from competitive employers and may also include non-disparagement and other requirements. Both policies provide that the policies cannot be terminated or amended to reduce future benefits unless two years' prior notice is given to the participants in the policies. Both policies also provide that any executive who terminates employment or is terminated within two years of a change in control (as defined in the Corporation's Long-Term Incentive Plans) will be paid the present value of payments owing under the policies immediately after termination.

Amounts Paid Upon Termination

        When an executive's employment with the Corporation terminates, the executive receives payments in accordance with the specific guidelines under each of the Corporation's deferred compensation plan(s), 401(k) Plan and pension plans. Executives may also be entitled to exercise previously granted stock options that are then outstanding and, in certain circumstances, receive previously granted performance shares and restricted stock under the Corporation's Long-Term Incentive Plans that are then outstanding. Further information regarding stock options, performance shares and restricted stock is provided in the Report of the Compensation Committee on Executive Compensation below.

Pension

        All executive officers and other employees of the Corporation and our subsidiaries who have worked over 1,000 hours in a year and are at least 21 years of age are covered by the Corporation's qualified pension plans. The following table shows the annual benefits under the Corporation's pension plans at age 65, on a life only basis, given the years of service and compensation levels set forth below. Effective January 1, 2003, the Corporation amended its qualified pension plans to include a Personal Pension Account feature for certain electing employees and employees who became participants in the plan on or after January 1, 2003. None of the executive officers named in the Summary Compensation Table participate in the Personal Pension Account feature of the plan.

Pension Plan Table

Average Compensation	15 Years of Service	20 Years of Service	25 Years of Service	30 Years of Service	35 Years of Service
$100,000	$14,850	$19,800	$24,750	$26,000	$27,250
200,000	34,350	45,800	57,250	59,750	62,250
300,000	53,850	71,800	89,750	93,500	97,250
400,000	73,350	97,800	122,250	127,250	132,250
500,000	92,850	123,800	154,750	161,000	167,250
1,000,000	190,350	253,800	317,250	329,750	342,250
1,500,000	287,850	383,800	479,750	498,500	517,250
2,000,000	385,350	513,800	642,250	667,250	692,250
2,500,000	482,850	643,800	804,750	836,000	867,250
3,000,000	580,350	773,800	967,250	1,004,750	1,042,250
3,500,000	677,850	903,800	1,129,750	1,173,500	1,217,250
4,000,000	775,350	1,033,800	1,292,250	1,342,250	1,392,250
4,500,000	872,850	1,163,800	1,454,750	1,511,000	1,567,250
5,000,000	970,350	1,293,800	1,617,250	1,679,750	1,742,250

        Currently, under the Employee Retirement Income Security Act, as amended ("ERISA"), the maximum annual amount that can be paid under the qualified pension plans to any individual is $165,000, unless grandfathered under prior limits. Amounts in excess of that maximum are paid under separate plans. These supplemental plans use substantially the same formula as the qualified pension plans to pay benefits on compensation that is excluded from the qualified plans formula by ERISA. The supplemental plans may, at the discretion of the Board of Directors, treat certain of its Senior Management Group as being five years older, but not older than 65, for purposes of the actuarial reduction of pension benefits at early retirement.

        The pension table reflects amounts payable under the Corporation's qualified pension plans and the supplemental plans. The years of present credited service for benefit purposes of the Corporation's named executive officers are as follows: Executives Ulrich, 36 years; Steinhafel, 24 years; Storch, 11 years; Butzer, 21 years; and Scovanner, 10 years. Average Compensation is the average cash remuneration, including deferred compensation, for the highest five calendar years of credited service in the last ten years. The compensation reflected in the "Salary" and "Bonus" columns of the Summary Compensation Table is cash compensation, including deferred compensation, for the fiscal year. If the employment of a participant is terminated prior to age 55, his or her pension may be less than the amount shown in the table, even if commencement of benefit payments is deferred until age 65. The actual amounts payable from the qualified pension plans are not subject to any deductions for Social Security benefits or other offset amounts.

        In addition to the qualified pension plans and supplemental plans, all executive officers who are members of the Senior Management Group participate in the Target Corporation Executive Survivor Benefit Program ("ESBP") whereby such person's surviving spouse (or in the case of an officer who is single at retirement, that person's designated beneficiary) will receive the equivalent of a joint and 100% surviving spouse option, as calculated under the qualified pension plans, but without reference to compensation limits, payable to the officer's spouse or designated beneficiary for as long as he or she lives. During 2002, the supplemental plans and the ESBP were amended to convert previously accrued benefits under those plans to an actuarial equivalent lump sum credit and transfer that actuarial equivalent lump sum credit to the executive's account under the Target Corporation SMG Executive Deferred Compensation Plan ("SMG EDCP"). These transferred credits (which are no longer payable as benefits from the supplemental plans or the ESBP) are payable from the SMG EDCP, pursuant to the executive's election, in a lump sum or installments of five or ten years, commencing immediately after termination of employment or one year following termination of employment. In each subsequent year an updated actuarial equivalent lump sum calculation will be made under the supplemental plans and ESBP and compared to the previous transfers from those plans, increased by an assumed rate of return. If the updated lump sum amount is greater than the prior transfers (as adjusted by the assumed earnings rate), an additional transfer and credit will be made to the executive's account under the SMG EDCP; if, for members of the Corporate Operating Committee, the updated lump sum amount is smaller, the difference is deducted from the prior transfers and a corresponding debit is made to the executive's account under the SMG EDCP. An executive who terminates employment with the Corporation before attaining age 55 will forfeit credits under the SMG EDCP attributable to the ESBP conversion. The essence of the transaction is that it provides more investment discretion to our executives. If the executive invests the conversion amounts in the stable value fund, the executive would have the same actuarial benefit as if the benefit had been paid from the supplemental plans and the ESBP at termination of employment.

Report of the Compensation Committee on Executive Compensation

General

        The Corporation has a competitive and performance-based compensation philosophy for management employees, including executive officers. The total compensation plan for executive officers includes base salary and the opportunity for an annual incentive bonus, long-term incentive compensation and other benefits.

        The Compensation Committee is responsible for approving and recommending to the independent members of the Executive Committee of the Board of Directors the total compensation plans for the Board of Directors, the Chief Executive Officer (the "CEO") of the Corporation, the members of the Corporation's top management group (the "Corporate Operating Committee"), and other executive officers of the Corporation. In addition, the Compensation Committee reviews the performance and approves the compensation levels of executive officers who are members of the Corporate Operating Committee. Individual written performance appraisals are given annually to each executive officer, including the CEO.

        Pursuant to the Corporation's pay-for-performance philosophy, the compensation policies established by the Compensation Committee provide that a significant portion of each executive officer's annual compensation is contingent upon the financial performance of the Corporation or relevant operating company, as well as the individual performance of the executive officer.

Individual Performance Evaluations

        Mr. Ulrich is separately evaluated in his roles as Chairman of the Board and as CEO. The Compensation Committee, together with all other independent directors, established the performance criteria used to evaluate Mr. Ulrich's fiscal 2003 performance. A variety of factors are used to evaluate Mr. Ulrich's performance as CEO, including operating company performance, control of the business, community relations, community involvement, management succession planning, strategic planning, business development, organizational development and formulation and delivery of major corporate policies. In his role as Chairman of the Board, Mr. Ulrich was evaluated on his ability to chair effective meetings of the Board of Directors and the Executive Committee, keep the Board fully informed of the condition of the Corporation, develop sound corporate governance policies and work with the directors to effectively use their talents to the best strategic advantage of the Corporation.

        The Compensation Committee prepares an annual written evaluation of Mr. Ulrich's performance and determines his personal score. The written evaluation was reviewed with Mr. Ulrich and his performance was discussed with him in a meeting with all of the independent directors. All other executive officers of the Corporation received performance appraisals and personal scores based on prescribed objectives such as strategy execution, key job responsibilities, financial performance, community involvement and succession planning.

Base Salary

        The Compensation Committee reviews a variety of factors before making base salary decisions. When the Compensation Committee considered Mr. Ulrich's current base salary, it reviewed information prepared by an independent compensation consultant covering a representative group of employers in retail and general industry throughout the United States (the "Competitive Survey"). Many of the companies included in the S&P 500 Retailing Peer Index in the stock performance graph are included in the Competitive Survey.

        Base salaries of executive officers of the Corporation are based on competitive practices, and are at approximately the 60th percentile of base salary when compared with the same representative group of domestic retailers and general industry, adjusted for the size of the companies. Executive officers receive a higher base salary than the industry median because the threshold for payout of short-term incentive compensation by the Corporation is set at a higher level than it is for a majority of competitive retailers. Increases in base salary result from promotional increases reflecting job scope changes and from merit increases determined by the executive's personal score, the executive's position in the salary range and the Corporation's performance. Merit increase guidelines are established each year based on the performance of the Corporation and current economic and market conditions. Once overall guidelines are established and an individual performance score is assigned, the actual percentage increase is primarily driven by performance, but in determining increases, the executive's position in the salary range for his or her grade is also taken into account; that is, the lower the placement in the range the greater the percentage increase.

Short-Term Incentive Compensation

        The Corporation's Executive Short-Term Incentive Plan (referred to generally as "STIP" or "Executive Short-Term Incentive Plan") for fiscal 2003 included three performance measures: PTOC (pre-tax operating contribution), EVA (economic value added) and personal score. Under the STIP, Mr. Ulrich, the executive officers and certain other members of the senior management of the Corporation and its operating companies were eligible for annual incentive bonuses for fiscal 2003.

        The maximum bonus payable to an officer, covered by the limitations set forth in Section 162(m) of the Tax Code, under STIP is 400% of that person's salary reported in the Proxy Statement for the year during which the bonus was earned. If the covered officer held a different office or was not employed in his or her position for the full year covered by that Proxy Statement, the maximum bonus is 400% of the highest salary reported in such year. However, for purposes of calculating the maximum bonus payable to any covered officer during fiscal 2003, the salary of the participant may not exceed 200% of the fiscal 2001 salary of the CEO as reported in the Summary Compensation Table in the Corporation's Proxy Statement for our Annual Meeting of Shareholders on May 22, 2002. The aggregate of all bonuses payable to any other executive under the STIP may not exceed 400% of his or her base salary.

        PTOC.    PTOC is the same as pre-tax segment profit which is earnings from operations before LIFO, securitization effects, interest, other expense and unusual items. The PTOC part of the STIP measures the Corporation's (or an operating company's or other division of the Corporation's) performance against annually pre-determined PTOC goals to determine bonus amounts. The independent directors set PTOC goals when establishing other financial performance goals for the Corporation and its divisions. The Compensation Committee then uses the PTOC goals to establish the PTOC bonus range for use with the PTOC part of the STIP. The PTOC score for the fiscal year is determined from a schedule, approved by the Compensation Committee, that designates a score for each varying level of PTOC performance achieved by the Corporation or one of its divisions. The Compensation Committee also adopts a "bonus matrix" which assigns varying bonus payouts based on the participant's job grade and PTOC score.

        The bonus amount for each participant is calculated by multiplying the participant's bonus percentage from the bonus matrix by the midpoint of the salary range of the participant's job grade level (except for Mr. Ulrich, whose base salary is used), and then multiplying that result by the participant's percentage of participation in the PTOC part of the STIP. In order to receive a bonus under the PTOC part of the STIP, a participant's personal score must equal or exceed a minimum score set by the Compensation Committee.

        EVA.    EVA is PTOC after taxes less a Capital Charge. The "Capital Charge" is the cost of capital invested in the business operation, adjusted for the maturity of the assets employed by that business operation. The EVA part of the STIP measures the Corporation's or a division's performance against annually pre-determined EVA goals to determine bonus amounts. The independent directors set EVA goals in conjunction with establishing other financial performance goals for the Corporation and its divisions. The Compensation Committee then uses the EVA goals to establish the EVA bonus range for use in conjunction with the EVA part of the STIP. The EVA score for the fiscal year is determined from a schedule, approved by the Compensation Committee, that designates a score for each varying level of EVA performance achieved by the Corporation or a division. The Compensation Committee also adopts a bonus matrix which assigns varying bonus payouts based on the participant's job grade and EVA score.

        The bonus amount for each participant is calculated by multiplying the participant's bonus percentage from the bonus matrix by the midpoint of the salary range of a participant's job grade level (except for Mr. Ulrich, whose base salary is used), and then multiplying that result by the participant's percentage of participation in the EVA part of the STIP. In order to receive a bonus under the EVA part of the STIP a participant's personal score must equal or exceed a minimum score set by the Compensation Committee.

        Personal Score.    As part of the performance evaluation process, each executive is assigned a personal score. For executives other than Mr. Ulrich, the personal score is applied to the Corporation's STIP (personal score) to determine a bonus amount. For purposes of the STIP, the Compensation Committee adopts a bonus matrix which assigns varying bonus payouts based on the participant's job grade and personal score. The bonus amount for each participant under the STIP is calculated by multiplying the participant's bonus percentage from the bonus matrix by the midpoint of the salary range of the participant's job grade level and then multiplying that result by the participant's percentage of participation in the STIP. Mr. Ulrich's personal score bonus is determined at the discretion of the independent directors of the Board.

        Fiscal 2003 Bonus Allocation.    Mr. Ulrich's bonus for fiscal 2003 based upon the Corporation's financial performance was 50% PTOC (Corporation) and 50% EVA (Corporation), and his personal score bonus was determined at the discretion of the independent directors of the Board. Mr. Steinhafel's bonus was based on 33 1/3 PTOC (Target Stores), 33 1/3% EVA (Target Stores) and 33 1/3% personal score. Mr. Storch's bonus was based on 33 1/3% PTOC (Corporation), 33 1/3% EVA (Corporation) and 33 1/3% personal score. Mr. Butzer's bonus was based on 33 1/3% PTOC (Target Stores), 33 1/3% EVA (Target Stores) and 33 1/3% personal score. Mr. Scovanner's bonus was based on 33 1/3% PTOC (Corporation), 33 1/3% EVA (Corporation) and 33 1/3% personal score.

Long-Term Incentive Compensation

        The Compensation Committee determines the amount of options, performance shares and restricted stock awarded annually under the LTIP of 1999. The Compensation Committee reviews the Competitive Survey prepared by an independent compensation consultant and sets the grants at the median to 75th percentile (depending on performance) of long-term incentive compensation when compared to the representative group of retailers and general industry companies, adjusted for the size of the companies. The Compensation Committee, using judgment and data from the independent Competitive Survey, determines the size of long-term compensation awards for the CEO and other Corporate Operating Committee members. The Compensation Committee determined in 2003 that the pools would consist of both performance shares and non-qualified stock options. Individual awards from the pools were based on the individual's responsibilities, performance, potential and grant history.

        Stock Options.    The Compensation Committee approves a long-term incentive stock option pool for annual stock option grants. The size of the pool varies with the Corporation's performance. However, the precise size of the pool each year is based on the subjective judgment of the Compensation Committee. A subcommittee of the Compensation Committee is also authorized to grant stock options from a more limited pool to employees who are not subject to the short-swing trading rules under Section 16(b) of the Securities Exchange Act of 1934. Each option granted in 2003 was granted at the market value of the underlying Common Stock on the date of grant and has a ten-year term. The options are generally exercisable 25% after the first year, with an additional 25% exercisable after each of the next three years. Awards in any year to any person covered by the limitations in Section 162(m) of the Tax Code may not include more than 4,000,000 shares in the aggregate, subject to certain anti-dilution adjustments.

        Performance Shares.    The award of performance shares provides the Corporate Operating Committee with incentives to significantly improve the long-term performance of the Corporation and increase shareholder value over time. Under the LTIP of 1999, a performance share consists of the opportunity to receive up to one and one-half shares of the Corporation's Common Stock for every share subject to the award, or a lesser number of shares and a cash payment equal to the fair market value of the remaining shares as may be established by the Compensation Committee. The percentage paid in cash must be uniform for all participants in a particular performance period. At the time of grant a performance share is not a fixed commitment of the Corporation but becomes such only as earned by the participants at the end of a performance period. The ultimate number of performance shares to which a recipient is entitled depends upon the level of achievement by the Corporation, operating company, test strategy or new venture, of pre-established performance goals during applicable performance periods. A performance period under the LTIP of 1999 consists of a designated period of not less than three consecutive fiscal years.

        In fiscal 2003, performance shares were awarded to all Corporate Operating Committee members, pursuant to the LTIP of 1999. The performance goals upon which payout is based were set by the Compensation Committee. The final payout of the performance shares is scheduled to be paid in 2008, after the completion of the four-year performance period, and can range from 0% to 100% of the award, depending upon the level of achievement of the established performance goals. Payouts, if any, will be made 50% in Common Stock and 50% in cash. Payments may be deferred with the Compensation Committee's consent. Participants do not have voting or dividend rights during the performance period. During the performance period, any participant who dies, becomes totally disabled, or is eligible for normal or early retirement and provides the Corporation with one year's notice of that retirement will be granted an extension of the performance share award to the end of the performance period.

        Restricted Stock.    The LTIP of 1999 gives the Compensation Committee the authority to award shares of Common Stock which are subject to certain restrictions to eligible participants. Recipients are entitled to vote the restricted stock and to exercise other shareholder rights, except that (i) the Corporation may retain custody of the share certificate during the restriction period of not less than three years and (ii) any dividends that may be payable in cash or in shares or otherwise may be withheld by the Corporation until the restrictions lapse. The Corporation has not made any restricted stock grants to executive officers since fiscal 1995.

Corporate Governance, Stock Ownership and Certain Tax Consequences of Plans

        As part of its corporate governance responsibilities, the Compensation Committee, together with all the other independent directors, has established certain measures of performance for members of the Corporate Operating Committee, including the CEO, that it believes are critical to the overall performance of the Corporation. Those measures of performance, which include key employee retention, succession planning and strategic planning, are vital to the long-term performance of the Corporation.

        Reflective of the Corporation's ownership philosophy, the Compensation Committee recently recommended, and the other independent directors approved, the implementation of stock ownership guidelines that require senior executives to own a multiple of their salary in Target Corporation stock. The guidelines are five times salary for the CEO, three times salary for members of the Corporate Operating Committee and one times salary for all other senior vice presidents. In addition, directors are expected to own stock equal to or greater than three times their annual retainer. Shares owned, vested restricted and performance shares, restricted and performance shares in escrow and all benefit plan balances allocated to Target Corporation stock returns will be counted towards ownership. Executives and directors will have a period of five years to reach the specified levels of ownership.

        Section 162(m) of the Tax Code prohibits the Corporation from deducting as compensation expense amounts exceeding $1,000,000 a year for the CEO and the other named executive officers relating to the period during which the compensation is earned, unless the payment of such compensation is based on pre-established, objective performance goals approved by the shareholders. A significant part of the Corporation's executive compensation will meet the Tax Code requirements for deductibility under the Section 162(m) rules. A portion of such compensation, however, will continue to be based on critical, subjective measures that may cause certain compensation not to be deductible under the Tax Code. The Compensation Committee retains the ability to evaluate the performance of members of the Corporate Operating Committee, including the CEO, on vital subjective performance measures.

COMPENSATION COMMITTEE

Roger A. Enrico, Chair
James A. Johnson
Stephen W. Sanger
George W. Tamke
Solomon D. Trujillo

Report of the Audit Committee

The role of the Audit Committee is to assist the Board of Directors in fulfilling its responsibility to oversee the Corporation's financial reporting process. Management has primary responsibility for our financial statements and reporting process, including our systems of internal controls. The Corporation's independent auditors are responsible for auditing our financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States. A copy of the Audit Committee Position Description, which has been adopted by our Board of Directors and further describes the role of the Audit Committee in overseeing our financial reporting process, is attached to these materials as Appendix A.

        In performing its functions, the Audit Committee:

  •
  Met with our internal and independent auditors, with and without management present, to discuss the overall scope and plans for their respective audits, the results of their examinations, their evaluations of the Corporation's internal controls, and the overall quality of the Corporation's financial reporting;

  •
  Reviewed and discussed with management the audited financial statements included in our Annual Report;

  •
  Discussed with our independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees), as modified and supplemented;

  •
  Received the written disclosures and the letter from our independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committee),

    as modified and supplemented, and discussed with them matters relating to their independence; and

  •
  Received information from management with respect to information technology consulting services relating to financial information systems design and implementation and other non-audit services provided by our independent auditors, and considered whether the provision of those services is compatible with maintaining the auditors' independence.

        Based upon the review and discussions described in this report, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in the Audit Committee Position Description, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Corporation's Annual Report on Form 10-K for the fiscal year ended January 31, 2004, for filing with the SEC.

AUDIT COMMITTEE

Michele J. Hooper, Chair
Roxanne S. Austin
William W. George
Richard M. Kovacevich
George W. Tamke

ITEM TWO—APPOINTMENT OF INDEPENDENT AUDITORS

        Proxies solicited by the Board of Directors will, unless otherwise directed, be voted to approve the appointment by the Audit Committee of Ernst & Young LLP as independent auditors of the Corporation and its subsidiaries for the fiscal year ending January 29, 2005. Ernst & Young LLP has been employed in this capacity by the Corporation since 1931.

        A representative from Ernst & Young LLP will be at the Annual Meeting and will have the opportunity to make a statement if such representative so desires and will be available to respond to questions during the meeting.

Audit and Non-audit Fees

        The following table presents fees for professional audit services performed by Ernst & Young LLP for the audit of the Corporation's annual consolidated financial statements for fiscal 2002 and 2003 and for the review of the Corporation's interim consolidated financial statements for each quarter in fiscal 2002 and 2003 and for tax and all other services performed in fiscal 2002 and 2003:

	Fiscal Year Ended February 1, 2003(4)	Fiscal Year Ended January 31, 2004
Audit Fees(1)	$1,400,000	$1,700,000
Audit-Related Fees(2)	200,000	200,000
Tax Fees(3)	600,000	400,000
All Other Fees	0	0

Total	$2,200,000	$2,300,000

(1)
Includes annual audit of consolidated financial statements, SEC registration statements and accounting consultation.

(2)
Includes benefit plan audits, review of the Corporation's documentation of internal controls over financial reporting and advisory services for purposes of complying with Sarbanes-Oxley Section 404.

(3)
Includes Form 5500's and tax planning services.

(4)
Amounts reported in the Proxy Statement for the May 2003 Annual Meeting of Shareholders have been restated to correspond with changes in the categories.

        The Audit Committee's current practice on pre-approval of services performed by the independent auditors is to approve all audit services and permissible non-audit services to be provided by the independent auditors. The Audit Committee reviews each non-audit service to be provided and assesses the impact of the service on the auditor's independence. In addition, the Audit Committee has delegated authority to grant certain pre-approvals to the Audit Committee Chair. Pre-approvals granted by the Audit Committee Chair are reported to the full Audit Committee at its next regularly scheduled meeting.

        The Audit Committee pre-approved all of the audit and permissible non-audit services performed by Ernst & Young that occurred on or after May 6, 2003.

        THE AUDIT COMMITTEE AND THE BOARD OF DIRECTORS OF THE CORPORATION RECOMMENDS THAT THE SHAREHOLDERS OF THE CORPORATION VOTE TO APPROVE THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS.

ITEM THREE—APPROVAL OF THE TARGET CORPORATION LONG-TERM INCENTIVE PLAN

Introduction

        The Board of Directors considers stock-based incentive compensation an essential tool to attract and retain personnel of outstanding ability and to align the interests of the Corporation's executive officers, employees and Board with the interests of its shareholders. Consistent with this view, in May 1999 the Board proposed and shareholders approved the plan currently known as the Target Corporation Long-Term Incentive Plan of 1999, a plan that allows the Corporation to grant several different types of stock-based compensation and gives it flexibility to adapt awards to changes in corporate objectives and the market.

        Shareholder approval of the 1999 plan document (as amended to date, the "1999 Plan") allowed the Corporation to preserve the tax deduction for some of its performance-based officer compensation payable under the plan that otherwise would have exceeded the deduction limit established by Internal Revenue Code Section 162(m) ("Section 162(m)") (see Federal Income Tax Consequences—Section 162(m) Limit below). The approval obtained in 1999, however, is only effective for five years and will not benefit some awards made after this year's annual meeting. In order to preserve the tax deduction for future performance-based awards that are subject to Section 162(m), the Board decided to seek shareholder reapproval of the material terms of the plan's performance goals.

        In light of recent changes to the rules of the NYSE and other developments, the Board also decided that, since the plan is being resubmitted to shareholders, the opportunity should be taken to make additional modifications that enhance the plan's competitiveness and further support the Corporation's sound corporate governance practices, including the Corporation's stock ownership guidelines (see Report of Compensation Committee on Executive Compensation—Corporate Governance, Stock Ownership and Certain Tax Consequences of Plans on page 25). Those modifications are described in greater detail in the summary of the plan that follows this introduction, but they include:

  •
  the authority to grant stock appreciation rights, restricted stock units, performance units and dividend equivalents, in addition to stock options, restricted stock and performance shares;

  •
  the addition of new performance criteria that may be used in connection with performance-based compensation;

  •
  establishment of a fixed 10-year plan term;

  •
  replacement of the 1999 Plan's 10% sublimit on restricted stock and performance shares with value-based reductions to the plan's share limit by type of award granted;

  •
  rolling three-year limits by award type on the awards that may be granted to any participant, including to non-employee directors;

  •
  an explicit prohibition on repricing; and

  •
  modification of the rules for option vesting in the event of a change in control to limit the circumstances in which automatic full vesting will occur.

        An amendment and restatement of the plan incorporating these and other changes (the "2004 Restatement") was adopted by the Board on March 10, 2004, subject to shareholder approval.

        In 1999, shareholders authorized for issuance under the plan an aggregate of 44,000,000 shares, after adjustment for the two-for-one split of the Corporation's Common Stock. By approving the 2004 Restatement, shareholders would authorize an additional 37,000,000 shares for issuance, bringing the total authorized shares under the plan to 81,000,000. Of the 44,000,000 shares previously authorized, 19,411,944 shares remained available for new grants as of March 22, 2004. As a result, if shareholders approve this proposal, the pool of shares available for future awards under the restated plan will be 56,411,944 shares, plus any shares attributable to awards already made under the plan or under an earlier stock plan (a "Prior Plan") of the Corporation which are subsequently forfeited, expire unexercised or are otherwise not issued and can be returned to the share pool. There were 36,493,015 such shares (i.e., shares subject to outstanding awards) as of March 22, 2004.

Summary of the Plan

        The principal features of the plan as set forth in the 2004 Restatement are summarized below. The summary does not contain all information that may be important to you. The summary is subject, in all respects, to the terms of the 2004 Restatement, which is attached as Exhibit B to this proxy statement.

        Name of Plan; Effective Date.    The plan will be named the "Target Corporation Long-Term Incentive Plan." The 2004 Restatement will become effective May 19, 2004, if approved by shareholders. After shareholder approval of the 2004 Restatement, no further awards will be granted under the terms and conditions of the 1999 Plan.

        Purpose.    The purpose of the plan is to advance the performance and long-term growth of the Corporation by offering long-term incentives to employees and directors of the Corporation and its subsidiaries and to those advisors or consultants to the Corporation and its subsidiaries who the Committee (as defined below) determines will contribute to the growth and performance of the Corporation for the benefit of shareholders. The plan is also intended to facilitate recruiting and retaining personnel of outstanding ability.

        Plan Administration.    A committee of two or more members (the "Committee") of the Compensation Committee of the Board will administer all aspects of the plan. The Compensation Committee is composed of persons who are both non-employee directors, as defined under Rule 16b-3 of the Securities Exchange Act of 1934, as amended, and "outside directors" within the meaning of Section 162(m). All of the members of the Compensation Committee also meet the director independence criteria established by the NYSE. The Committee has the authority to, among other things:

  •
  interpret, construe and implement the plan;

  •
  make rules relating to the administration of the plan;

  •
  select participants and make awards;

  •
  establish the terms and conditions of awards, including the performance goals applicable to performance awards;

  •
  determine the amount of performance awards earned at the end of a performance period; and

  •
  determine whether an award may be deferred.

        The Committee may delegate its authority to a subcommittee of directors and/or officers of the Corporation for purposes of determining and administering awards granted to persons who are not subject to the reporting requirements of Section 16 of the Securities Exchange Act of 1934.

        Eligibility.    Any officer, employee, director, advisor or consultant of the Corporation or any of its subsidiaries is eligible for any type of award, except for incentive stock options which can only be granted to persons who are employed by the Corporation and do not own more than 10% of the Corporation's Common Stock. The Corporation currently has over 300,000 employees and has 13 non-employee directors. The selection of participants and the nature and size of grants and awards are within the discretion of the Committee, subject to the terms of the plan. Consequently, the Corporation cannot specifically identify those employees, directors or other participants to whom Awards may be granted under the 2004 Restatement since no such determination has been made

        Awards.    The 2004 Restatement provides for the grant of non-qualified stock options, incentive stock options that qualify under Section 422 of the Tax Code, stock appreciation rights ("SARs"), dividend equivalents, performance shares, performance units, restricted stock and restricted stock units, each as defined in the 2004 Restatement. The 1999 Plan did not provide for the grant of SARs, dividend equivalents, restricted stock units or performance units.

        Authorized Shares; Individual Limits.    The 2004 Restatement authorizes the issuance of 81,000,000 shares (which consists of 44,000,000 shares previously authorized by shareholders for issuance under the 1999 Plan plus 37,000,000 additional shares for which shareholder approval is currently being sought). As of March 22, 2004, an aggregate of 19,411,944 shares remained available for grant under the plan and an aggregate of 36,493,015 shares were subject to outstanding grants under the plan and the Prior Plans. The per share closing price of the Corporation's Common Stock on the NYSE composite listing on March 22, 2004 was $44.22. To the extent shares of Common Stock are issued under the plan, the percentage ownership of the outstanding shares of Common Stock held by the then existing shareholders of the Corporation will decrease.

        In determining the number of shares that remain available for grant, each stock option or stock appreciation right granted under the 2004 Restatement will reduce the number of shares available for grant by one share for every one share granted and, except as provided below, each award other than a stock option or stock appreciation right will reduce the number of shares available for grant by two shares for every one share granted. If two awards are granted in tandem, so that only awards of one type can be exercised, only the award that would result in the higher reduction of the number of shares available will be counted. Dividend Equivalents that are payable in the form of shares will reduce the number of shares available by twice the number of shares into which their accumulated value could be converted at then current fair market value of the Corporation's Common Stock. Shares associated with any awards that may be granted in connection with the assumption or substitution of outstanding grants from an acquired or merged company will not count toward the total share limit. Awards that are never payable in the form of Common Stock will also not count toward the total share limit.

        Under the 1999 Plan, each award granted reduced the number of shares available for grant by one share for every share granted; however, the Committee could not issue more than 10% of the authorized shares in the aggregate as performance share or restricted stock awards. The 1999 Plan did not explicitly address shares issued in connection with acquisitions and mergers.

        If any award under the plan is forfeited or cancelled, expires, is settled for cash or otherwise does not result in the issuance of shares, the shares associated with the award will be available for future grants. If one of these events occurs with respect to an award that was granted under a Prior Plan and is still outstanding on the effective date of the 2004 Restatement, the total number of shares available for grant under the plan will be increased by one share for each share subject to that award that is not issued. If a participant uses shares of Common Stock to pay a purchase or exercise price or tax withholding, either by tendering shares or by having the Corporation withhold shares, an equal number of such shares will be available for future grants. In addition, under the 2004 Restatement, the Corporation may reacquire shares on the open market using the cash proceeds received from the exercise of stock options to restore the number of shares that may again be used for awards; however, the number of shares so restored cannot exceed the number of shares that could be purchased at fair market value with the cash proceeds on the exercise date. Under the 1999 Plan, share repurchases made with cash option proceeds could not be used to restore shares to the pool of shares available for grant.

        Under the 1999 Plan, a participant could not in any fiscal year of the plan be granted awards that could result in the participant receiving, earning or acquiring more than 4,000,000 shares of Common Stock (after adjustment for the Corporation's two-for-one Common Stock split). No separate limit was stated for awards granted to directors.

        Under the 2004 Restatement, a participant cannot during any consecutive 36-month period be granted awards that could result in the individual receiving, earning or acquiring:

  •
  stock options and stock appreciation rights, in the aggregate, for more than 4,000,000 shares of Common Stock;

  •
  performance shares, restricted stock and restricted stock units, in the aggregate, for more than 700,000 shares of Common Stock; and

  •
  performance units with a value exceeding $15,000,000.

If two awards subject to the same individual limit are granted in tandem, so that only one can be exercised, only one will be counted. The number of shares subject to awards granted during any consecutive 36-month period to any non-employee director of the Corporation cannot exceed 75,000 shares.

        Limit Adjustments.    In the event of a corporate transaction, such as a merger, stock dividend, stock split or other relevant change that affects any class of Common Stock, the Committee may make adjustments to the number of authorized shares and the individual limitations set forth above.

        Term.    The 2004 Restatement limits the duration of the plan to ten years from May 19, 2004. The 1999 Plan had no fixed termination date. Unless the plan is earlier terminated, the plan will remain in effect until May 19, 2014 or until all shares subject to the plan are distributed, whichever happens first. No Awards may be granted under the 2004 Restatement after May 19, 2014, but grants made before that date may continue to vest and be exercisable after that date.

        Awards granted prior to May 19, 2004 under the 1999 Plan will continue to be subject to the plan terms in effect on their date of grant. Awards granted on or after May 19, 2004 will be subject to the terms of the 2004 Restatement.

        Amendment or Termination.    The Board may terminate or amend the plan at any time, except that shareholder approval is required for any amendment that will (i) increase the total number of shares of Common Stock that may be available for grant under the plan or (ii) require shareholder approval as a matter of law or under the rules of the NYSE. Except as required by law, termination or amendment of the plan may not alter or impair the rights of any participant, without his or her consent, with respect to awards previously granted under the plan. The 1999 Plan only required shareholder approval for any amendment that would increase the total number of shares available under the plan.

        Effect of Corporate Events on Awards.    The Committee may, in its discretion and without shareholder approval, make appropriate adjustments in the number of shares and in the outstanding awards to give effect to any adjustment made in the number of shares of Common Stock of the Corporation brought about through a merger, consolidation, recapitalization, reclassification, combination, spin-off, stock dividend, stock split or other relevant change. If the Corporation is merged, acquired, reorganized or certain other corporate events occur, the Committee will either take steps to protect participants' awards or accelerate participants' ability to realize the value of their awards.

        Withholding.    Distributions under the plan are subject to any required withholding taxes and other withholdings. The 2004 Restatement provides that, at the Committee's discretion, a participant may elect to satisfy all or a portion of the required withholdings by having shares of Common Stock withheld or by tendering, either actually or by attestation, already owned shares of the Corporation's Common Stock that have a market value equal to or less than the required withholding. The 1999 Plan did not provide for the tendering of shares as a means to satisfy any required withholdings.

  Stock Options and Stock Appreciation Rights

        Term and Price.    Except in the case of a participant's death, as described below, any stock option granted under the plan expires not later than ten years from the date of grant. The purchase price for any stock option cannot be less than the fair market value of the stock on the day the option is granted. Under the 1999 Plan, the purchase price for any stock option had to equal the fair market value of the stock on the day the option was granted, precluding a purchase price greater than fair market value on the date of grant.

        Waiting Period and Exercise.    An individual entitled to exercise a stock option may, subject to its terms and conditions and the terms and conditions of the plan (which do not permit exercise for at least one year after the date of grant except in the event of a change in control or as otherwise determined by the Committee), exercise it in whole or in part at any time.

        Payment.    Stock purchased pursuant to an option agreement must be paid for in full together with any applicable withholding taxes before stock may be issued. A participant can make a payment in cash, by the tender of owned Corporation Common Stock or by a combination of cash and Corporation Common Stock. The Committee may also permit a participant to pay the exercise price by authorizing a third party to sell shares of Common Stock acquired upon exercise of the option and remit to the Corporation a sufficient portion of the sale proceeds to pay the entire exercise price and any related tax withholding.

        Termination of Employment or Death.    Options issued to employees under the plan are generally exercisable only while the participant is an employee of the Corporation or a subsidiary, or within 90 days of the date of termination of employment of the participant (210 days in the case of a participant who is a statutory insider under the Federal securities laws). However, in the case of a participant's termination of employment by reason of normal or late retirement or, with the approval of the Committee, by reason of total and permanent disability, a spin-off or early retirement, the option is exercisable for up to five years after such termination event or the life of the option, whichever is less, during which time installments would continue to accrue; however, if the options are incentive stock options, all installments would be immediately exercisable.

        Unless the Committee determines otherwise, if a participant dies while employed, the participant's options will become fully exercisable for five years after death or the life of the option, whichever is less, but in the case of a non-qualified option, in no event less than one year after the participant's death. The 1999 Plan did not allow the Committee to immediately vest stock options of employees who died during employment; it required that vesting continue after death.

        If a participant's termination event occurs after 15 years of service, the Committee may allow exercise for up to five years or the life of the option, whichever is less, subject to any other conditions it may set. The 2004 Restatement eliminates the requirement under the 1999 Plan that the 15 years of service by executive officers be continuous. Termination of employment by reason of dishonest or other illegal act immediately terminates all rights under the option.

        Assignability.    During the lifetime of the participant, options are exercisable only by the participant, except as otherwise provided in the applicable option agreement. Options are also transferable by will or by reason of the laws of descent and distribution.

        Repricing Prohibited.    Except in the case of an adjustment related to a corporate transaction, the exercise price of a stock option may not be repriced. The 1999 Plan did not prohibit repricing.

        Stock Appreciation Rights.    The Committee may grant SARs either alone or in tandem with other awards, such as performance shares or stock options, so that only one of the tandem awards may be exercised. SARs granted in tandem with an incentive stock option must be granted at the same time as the incentive stock option. SARs granted in tandem with any other award may be granted at any time prior to the earlier of the exercise or expiration of such award. SARs granted in tandem with stock options will terminate when the related stock option is terminated or exercised. The Committee will establish the terms and conditions applicable to any SARs. SARs issued alone will generally have terms and conditions similar to those described above for stock options, including the requirements regarding maximum period, minimum price and prohibition on repricing. The 1999 Plan did not authorize the grant of SARs.

        Change in Control.    A change in control includes (i) a person or group becoming the beneficial owner of 30% or more of the voting stock of the Corporation, (ii) certain changes in the composition of the Board of Directors of the Corporation and (iii) approval by the shareholders of the Corporation of certain agreements or plans to merge or consolidate with or into another corporation, exchange shares of voting stock for other securities, cash or property, dispose of substantially all of the Corporation's assets, or liquidate or dissolve the Corporation.

        Under the 2004 Restatement, the effect of a change in control on a participant's stock options or SARs will depend on whether those awards are assumed or adequately replaced:

  •
  If the participant's outstanding stock options and SARs are assumed or replaced with stock options and SARs having equal or greater value and no less favorable terms and conditions, then such awards or their replacements will become immediately exercisable in full only if within two years after the change in control the participant's employment (i) is terminated without "cause," (ii) terminates with "good reason" or (iii) terminates under circumstances that entitle participant to income continuation benefits. For this purpose, "cause" includes the willful and continued failure to substantially perform job duties (unless that failure is due to illness) after a written demand for performance, as well as certain acts that significantly and demonstrably harm the Corporation or its successor. A termination is for "good reason" if the participant's position, authority, duties or responsibilities are significantly diminished, the participant's compensation, incentive opportunities or aggregate employee benefits are reduced, or if the participant is required to work at a place that is more than 40 miles from the participant's principal work site prior to the change in control.

  •
  If the participant's outstanding stock options and SARs are not adequately assumed or replaced, then those outstanding options and SARs become exercisable in full. Under these circumstances, the Committee, in its sole discretion and without the consent of any participant, may determine that some or all participants holding inadequately assumed or replaced options or SARs will receive a cash payment equal to the amount by which the fair market value of the shares of Common Stock subject to their affected stock options or SARs immediately before the change in control exceeds the exercise price of those options or SARs.

        Under the 1999 Plan, in the event of a change in control, all outstanding options granted under the plan accelerated and were exercisable in full regardless of whether they were assumed or replaced.

  Restricted Stock and Restricted Stock Units

        Rights During Restricted Period.    The Committee may award shares of Common Stock and Common Stock units that are subject to terms and restrictions established by the Committee. Those restrictions will apply for a period of not less than three years. Recipients of restricted stock (but not restricted stock units) are entitled to vote the restricted stock and to exercise other shareholder rights, except that (i) the Corporation may retain custody of the stock certificate during the restriction period, (ii) the participant may not sell, transfer, pledge, exchange or otherwise dispose of the stock during the restriction period, except to the extent provided in the applicable award agreement, and (iii) the Corporation may withhold any dividends that may be payable in cash or in shares of stock or otherwise until the restrictions lapse. The 1999 Plan did not authorize the grant of restricted stock units.

        Delivery of the Stock.    If the participant has satisfied all of the conditions established by the Committee, at the end of the restriction period the Corporation will deliver the stock certificate representing the shares of restricted stock or the shares payable in connection with the restricted stock units. Dividends on restricted stock may be paid currently or withheld by the Corporation until the end of the restriction period. At the discretion of the Committee, the Corporation may pay interest on any such dividends withheld. No dividends will be paid on restricted stock units unless dividend equivalents were previously granted in connection with those units. If dividend equivalents were granted, their terms and conditions would be determined by the Committee. The 1999 Plan did not authorize the grant of dividend equivalents.

        Termination of Employment or Death.    The Committee may establish rules regarding restricted stock and restricted stock unit awards in the event of termination of employment by reason of death, total and permanent disability, retirement, spin-off or termination of employment after 15 years of service with the Corporation or a subsidiary or any combination. The 2004 Restatement eliminates the requirement under the 1999 Plan that the 15 years of service by executive officers be continuous.

        Assignability. A participant may not transfer restricted stock or restricted stock units during the restriction period, except to the extent provided in the applicable award agreement.

        Change in Control.    In the event of a change in control, all restrictions on a fraction of each participant's outstanding restricted stock and restricted stock units granted under the plan will lapse and any shares attributable to that fraction of those awards not previously distributed will be distributed within ten days after the change in control. The numerator of the fraction used to determine the amount distributed will be the number of months that have elapsed in the applicable restriction period prior to the change in control and the denominator will be the number of months in the restriction period.

  Performance Shares and Performance Units

        Performance Awards.    A performance award is a right to receive either a number of shares of Common Stock ("performance shares") or a cash amount ("performance units") at the end of a performance period. The number of shares, in the case of performance shares, and the cash amounts, in the case of performance units, that are ultimately distributable depend upon the extent to which pre-established performance goals are met during the applicable performance periods.

        Performance Goals.    The performance goals used to determine the amount payable upon a participant's performance awards will be set by the Committee on or before the grant date and within a reasonable period of time after the beginning of a performance period. These performance goals are set at the sole discretion of the Committee and may include or be based upon criteria such as pretax operating contribution; economic value added; consolidated profits of the Corporation expressed as a percent; earnings per share; return on capital; return on investment; return on shareholders' equity; revenue; working capital; pre-tax segment profit; sales volume; return on sales; comparable store sales; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; return on assets; cash flow; gross margin rate; expense rate; market price; and total shareholder return. Performance goals may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated and may, as to certain participants, relate performance to a specific operating company, test strategy or new venture of the Corporation.

        The Committee, in its sole discretion, may modify the performance goals if it determines that circumstances have changed and modification is required to reflect the original intent of the performance goals; provided, however, that no such change or modification may be made to the extent it increases the amount of compensation payable to any participant who is a "covered employee" within the meaning of

Section 162(m). The Committee, as soon as practicable after the close of each performance period, will determine the extent, if any, to which performance goals have been achieved and the resulting percentage of the performance awards earned by participants for such performance period.

        Under the 1999 Plan, the performance criteria listed included only revenue; pretax operating contribution; economic value added; amount or rate of growth in consolidated profits of the Corporation expressed as a percent; earnings per share; return on capital; return on investment; and return on shareholders' equity.

        Performance Period.    A performance period consists of a designated period of not less than one calendar year or one fiscal year, beginning not earlier than the year in which such performance award is granted. Performance awards are earned only at the end of a performance period and require that the recipient be continuously employed by the Corporation or any subsidiary during the relevant performance period, except for certain limited exceptions for termination of employment, death and change in control as described below. The 1999 Plan required that performance periods be not less than three consecutive fiscal years.

        Deferral.    With the consent of the Committee, a Participant may elect to defer receipt of all or any part of a distribution resulting from a performance award. Any such deferral must comply with rules promulgated from time to time by the Committee.

        Termination of Employment or Death. A participant must be continuously employed by the Corporation or a subsidiary during the entire performance period for the participant to earn a distribution under a performance award. However, in case of a participant's termination of employment by reason of death, total and permanent disability with the consent of the Committee, a spin-off with the consent of the Committee, or normal or late retirement or early retirement with the consent of the Committee, the Committee may authorize distribution of 100% of the performance award that would have been earned. If a participant's termination of employment does not occur under any of those circumstances, but does occur after 15 years of service, the Committee may allow distribution of all or part of the performance awards that could have been earned, subject to any conditions established by the Committee. The 2004 Restatement eliminates the requirement under the 1999 Plan that an executive officer's 15 years of service be continuous.

        Assignability. A participant may not transfer performance awards during the performance period, except to the extent provided in the applicable award agreement.

        Change in Control.    In the event of a change in control, all restrictions on a fraction of each participant's outstanding performance awards granted under the plan will lapse and any shares or cash attributable to that fraction of those awards will be distributed within ten days after the change in control. The numerator of the fraction used to determine the amount distributed will be the number of months that have elapsed in the applicable performance period prior to the change in control and the denominator will be the number of months in the performance period. The amount payable will be determined by assuming 100% of each performance award was earned.

  Dividend Equivalents

        The Committee may grant dividend equivalents in connection with the grant of any award that is based on but does not consist of shares of Common Stock. A dividend equivalent is the right to receive an amount equal to the regular cash dividend payable on a single share of Common Stock. The number of dividend equivalents granted will not exceed the number of shares subject to the related award. The terms and conditions applicable to dividend equivalents will be determined by the Committee, but they will expire no later than the date on which their related award is exercised, expires or is forfeited, whichever happens first. The Committee may provide for their current or deferred payment in cash, or may permit their payment in shares of Common Stock. The 1999 Plan did not authorize the grant of dividend equivalents.

Federal Income Tax Consequences

        The following summary constitutes a brief overview of the principal U.S. Federal income tax consequences relating to awards that may be granted under the plan based upon current tax laws. This summary is not intended to be exhaustive and does not describe state, local, or foreign tax consequences.

        Non-Qualified Stock Options.    A participant will realize no taxable income at the time a non-qualified option is granted under the plan, but generally at the time such non-qualified option is exercised, the participant will realize ordinary income in an amount equal to the excess of the fair market value of the shares on the date of exercise over the option exercise price. Upon a disposition of such shares, the difference between the amount received and the fair market value on the date of exercise will generally be treated as a long-term or short-term capital gain or loss, depending on the holding period of the shares. The Corporation will generally be entitled to a deduction for Federal income tax purposes at the same time and in the same amount as the participant is considered to have realized ordinary income in connection with the exercise of a non-qualified option.

        Incentive Stock Options.    A participant will realize no taxable income, and the Corporation will not be entitled to any related deduction, at the time any incentive stock option is granted. If certain employment and holding period conditions are satisfied, then no taxable income will result upon the exercise of such option and the Corporation will not be entitled to any deduction in connection with such exercise. Upon disposition of the shares after expiration of the statutory holding periods, any gain realized by a participant will be taxed as long-term capital gain and any loss sustained will be long-term capital loss, and the Corporation will not be entitled to a deduction in respect to such disposition. While no ordinary taxable income is recognized at exercise (unless there is a "disqualifying disposition", see below), the excess of the fair market value of the shares over the option exercise price is a preference item that is recognized for alternative minimum tax purposes.

        Except in the event of death, if shares acquired by a participant upon the exercise of an incentive stock option are disposed of by such participant before the expiration of the statutory holding periods (i.e., a "disqualifying disposition"), such participant will be considered to have realized as compensation taxed as ordinary income in the year of such disposition an amount, not exceeding the gain realized on such disposition, equal to the difference between the option price and the fair market value of such shares on the date of exercise of such option. Generally any gain realized on the disposition in excess of the amount treated as compensation or any loss realized on the disposition will constitute capital gain or loss, respectively. If a participant makes a "disqualifying disposition," generally in the fiscal year of such "disqualifying disposition" the Corporation will be allowed a deduction for Federal income tax purposes in an amount equal to the compensation realized by such participant.

        If the participant pays the option price with shares that were originally acquired pursuant to the exercise of an incentive stock option and the statutory holding periods for such shares have not been met, the optionee will be treated for tax purposes as having made a "disqualifying disposition" of such shares.

        Exercise with Shares.    An optionee who pays the purchase price upon exercise of an option, in whole or in part, by delivering already owned shares of the Corporation's Common Stock will generally not recognize gain or loss on the shares surrendered at the time of such delivery, except under certain circumstances relating to incentive stock options. Rather, such gain or loss recognition will generally occur upon disposition of the shares acquired in substitution for the shares surrendered.

        SARs.    A grant of SARs has no federal income tax consequences at the time of grant. Upon the exercise of SARs, the value of the shares and cash received is generally taxable to the grantee as ordinary income, and the Corporation generally will be entitled to a corresponding tax deduction.

        Restricted Stock.    A participant receiving restricted stock under the plan may be taxed in one of two ways: the participant (i) pays tax when the restrictions lapse or (ii) makes a special election to pay tax in the year the grant is made. At either time the value of the award for tax purposes is the excess of the fair market value of the shares at that time over the amount (if any) paid for the shares. This value is taxed as ordinary income and is subject to income tax withholding. The Corporation receives a tax deduction at the same time and for the same amount taxable to the participant. If a participant elects to be taxed at grant, then, when the restrictions lapse there will be no further tax consequences attributable to the awarded stock until disposition of the stock.

        Restricted Stock Units.    In general, no taxable income is realized by a participant in the plan upon the grant of a restricted stock unit award. Such participant generally would include in ordinary income the fair market value of the award of stock at the time shares of stock are delivered to the participant. The Corporation generally will be entitled to a tax deduction at the time and in the amount that the participant recognizes ordinary income.

        Performance Shares.    The participant will not realize income when a performance share is granted, but will realize ordinary income when shares and cash are transferred to the participant. The amount of such income will be equal to the fair market value of such transferred shares on the date of transfer and the cash received in lieu of shares. The Corporation will be entitled to a deduction for Federal income tax purposes at the same time and in the same amount as the participant is considered to have realized ordinary income as a result of the transfer of shares and cash to the participant.

        Performance Units.    In general, no taxable income is realized by a participant in the plan upon the grant of performance units. At the time of payment, such participant generally would include in ordinary income the dollar amount received with respect to the performance units and the fair market value of any shares of Common Stock delivered. The Corporation generally will be entitled to a tax deduction with respect to the amounts paid at the time that the participant recognizes ordinary income.

        Section 162(m) Limit.    The plan is intended to enable the Corporation to provide certain forms of performance-based compensation to executive officers that will meet the requirements for tax deductibility under Section 162(m). Section 162(m) provides that, subject to certain exceptions, the Corporation may not deduct compensation paid to any one of certain executive officers in excess of $1 million in any one year. Section 162(m) excludes certain performance-based compensation from the $1 million limitation.

New Plan Benefits

        As described above, the Committee in its discretion will select the participants who receive awards and the size and types of those awards, if the 2004 Restatement is approved by shareholders. It is, therefore, not possible to predict the awards that will be made to particular individuals or groups in the future under the 2004 Restatement. Stock options and performance shares awarded to the named executive officers in fiscal 2003 under the 1999 Plan are set forth under Executive Compensation—Option Grants In Last Fiscal Year on page 18 and —Performance Share Awards In Last Fiscal Year on page 19. The value of stock options and restricted stock awarded to non-employee directors under the 1999 Plan is set forth under Director Compensation on page 9. In addition during fiscal 2003, 858,178 nonqualified stock options and 572,557 performance shares were awarded to the Corporation's current executive officers as a group (14 persons) and 3,780,014 nonqualified stock options were awarded to all employees other than current executive officers as a group under the 1999 Plan. If the 2004 Restatement had been in effect in fiscal 2003, these persons and groups would have received the same number of awards as were actually granted to them under the 1999 Plan in fiscal 2003. No other stock-based awards would have been granted under the plan in fiscal 2003 had the 2004 Restatement been in effect.

Vote Required

        The affirmative vote of a majority of the outstanding shares of Common Stock of the Corporation entitled to vote that are present in person or by proxy at the Annual Meeting is required to approve this proposal, assuming that the votes cast on this proposal represent at least a majority of the number of shares of Common Stock outstanding. Under NYSE rules, this proposal is considered a "non-discretionary item" whereby brokers are not permitted to vote in their discretion on behalf of beneficial owners if such beneficial owners do not furnish voting instructions. Resulting "broker non-votes" are treated as not being present for the matter and, therefore, are not counted for purposes of determining whether this proposal has been approved. Abstentions are treated as being present and entitled to vote on the matter and, therefore, will have the effect of votes against this proposal.

        THE BOARD OF DIRECTORS OF THE CORPORATION RECOMMENDS THAT THE SHAREHOLDERS OF THE CORPORATION VOTE TO APPROVE THE TARGET CORPORATION LONG-TERM INCENTIVE PLAN.

EQUITY COMPENSATION PLAN INFORMATION(1)

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)		(b)	(c)

Equity compensation plans approved by security holders	36,159,068	(2)	$28.29	19,279,658	(3)
Equity compensation plans not approved by security holders	0		—	0

Total	36,159,068		$28.29	19,279,658

(1)
Information given as of January 31, 2004.

(2)
This amount does not include 552,056 and 572,557 performance shares granted in fiscal 2002 and fiscal 2003, respectively, and currently outstanding under the Corporation's Long-Term Incentive Plan of 1999. The value of performance shares is dependent upon the achievement by the Corporation of certain performance goals over a period of time and the fair market value of the Corporation's Common Stock. Performance shares may be paid in Common Stock or cash, at the discretion of the Corporation's Compensation Committee. This amount also does not include 1,078,106 outstanding shares granted as restricted stock under the Corporation's Long-Term Incentive Plans of 1981 and 1999 and held in escrow by the Corporation. The value of these shares is dependent upon their restrictions lapsing and the fair market value of the Corporation's Common Stock.

(3)
These shares remain available for grant as stock options, performance shares or restricted stock under the Corporation's Long-Term Incentive Plan of 1999.

ADDITIONAL INFORMATION

Corporate Governance

        The Corporation has been active in supporting good corporate governance practices for decades. Many of the practices and policies that guide the Corporation today were initiated more than 50 years ago by the Dayton brothers during their tenure as the Corporation's leaders. Our strong beliefs about the elements that constitute good governance—including an independent board that is highly accountable to our shareholders and an emphasis on communication—have been maintained and built upon year after year by our directors and senior officers. We believe that our practices reflect an effective corporate governance structure that allows the Board and management to pursue the strategic objectives of the Corporation and ensure its long-term vitality for the benefit of all shareholders.

        Our long-standing corporate governance practices include the following:

  •
  A preponderance of the Board must consist of independent directors. With respect to members of our management, only top corporate management who have potential to be Chief Executive Officer should serve on the Board. Currently, only one of our employees, our Chief Executive Officer, is a director of the Corporation.

  •
  Each Board meeting begins with an executive session of all non-management members of the Board and the Chief Executive Officer. The non-management directors also meet periodically in executive session chaired by the Vice Chairman of the Executive Committee, without the Chief Executive Officer present, at the end of each meeting.

  •
  All Board committees, except the Executive Committee, are composed entirely of independent directors. The Compensation Committee annually reviews the performance of the Chief Executive Officer as it relates to all elements of compensation.

  •
  The full Board annually reviews its performance and takes steps to improve its performance.

  •
  Non-management directors have 15-year term limits. Directors must retire at age 68 and must submit a resignation for consideration by the Board upon any substantial change in principal employment.

        From time to time we may revise our corporate governance policies in response to changing regulatory requirements and evolving best practices. A complete copy of our Corporate Governance Profile is available online at www.target.com (click on "Company," "Target Corporation," "Investor Information," "Corporate Governance" and "Corporate Governance Profile").

Business Ethics and Conduct

        The Corporation is committed to conducting business lawfully and ethically. All of our employees, including our Chief Executive Officer and senior financial officers, are required to act at all times with honesty and integrity. Our Business Conduct Guide covers areas of professional conduct, including conflicts of interest, the protection of corporate opportunities and assets, employment policies, confidentiality, vendor standards and intellectual property, and requires strict adherence to all laws and regulations applicable to our business. Our Business Conduct Guide also describes the means by which any employee can provide an anonymous report of an actual or apparent violation of our Business Conduct Guide.

        The full text of our Business Conduct Guide is available online at www.target.com (click on "Company," "Target Corporation," "Investor Information," "Corporate Governance" and "Business Conduct Guide"). We intend to disclose future amendments to, or waivers from, any provision of our Business Conduct Guide involving our principal executive officer, principal financial officer, principal accounting officer, controller or other persons performing similar functions on our web site within five business days following the date of any such amendment or waiver.

Vendor Standards and Compliance

        To ensure that the products we carry in our stores are made legally and ethically, we require our vendors to abide by certain standards. Copies of those standards and a report relating to vendor compliance with those standards are available upon request from our Corporate Secretary and online at www.target.com (click on "Company," "Target Corporation," "About Us" and "Vendor Compliance").

Commitment to Diversity

        We believe that attracting and retaining an employee population reflecting the diversity of our guests and communities we serve is an important goal and will provide a competitive advantage. We are an equal opportunity employer and we communicate to our employees information regarding equal employment opportunities. We also encourage the use of minority and women-owned contractors and service providers and we support the efforts of our employees, suppliers and vendors to adhere to these principles of corporate responsibility.

        We provide detailed statistical information on equal employment opportunity to the federal government as required by law. Information regarding our diversity programs and diverse employee population are available upon request from our Corporate Secretary.

        For the benefit of hearing impaired persons, a sign language interpreter will be present at our 2004 Annual Meeting.

Section 16(a) Beneficial Ownership Reporting Compliance

        The SEC rules require disclosure of those directors, officers and beneficial owners of more than 10% of the Corporation's Common Stock who fail to file on a timely basis reports required by Section 16(a) of the Securities Exchange Act of 1934 during the most recent fiscal year. Based solely on review of reports furnished to the Corporation and written representations that no other reports were required during the fiscal year ended January 31, 2004, all Section 16(a) filing requirements were met.

Shareholder Proposals

        Shareholder proposals for consideration at the Corporation's 2005 Annual Meeting must follow the procedures set forth in Rule 14a-8 under the Securities Exchange Act of 1934 and the Corporation's By-Laws. To be timely under Rule 14a-8, they must be received by our Corporate Secretary by December 10, 2004 in order to be included in the Proxy Statement. Under the Corporation's By-Laws, as amended, if a shareholder plans to propose an item of business to be considered at any annual meeting of shareholders, that shareholder is required to give notice of such proposal to our Corporate Secretary at least 90 days prior to the anniversary of the most recent annual meeting, or by February 18, 2004 for our 2005 Annual Meeting, and to comply with certain other requirements. The proposals also must comply with all applicable statutes and regulations.

Householding Information

        We have adopted a procedure approved by the SEC called "householding." Under this procedure, certain shareholders of record who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only one copy of our Annual Report and Proxy Statement, unless one or more of these shareholders notifies us that they would like to continue to receive individual copies. This will reduce our printing costs and postage fees. Shareholders who participate in householding will continue to receive separate proxy cards. Also, householding will not in any way affect dividend check mailings.

        If you and other shareholders of record with whom you share an address currently receive multiple copies of our Annual Report and/or Proxy Statement, or if you hold stock in more than one account, and in either case, you would like to receive only a single copy of the Annual Report or Proxy Statement for your household, please contact our Investor Relations representative by e-mail at investorrelations@target.com, by mail to the address listed on the cover of this proxy statement, Attention: Investor Relations or by telephone at (612) 761-6736.

        If you participate in householding and would like to receive a separate copy of our 2003 Annual Report or this Proxy Statement, please contact us in the manner described in the immediately preceding paragraph. We will deliver the requested documents to you promptly upon receipt of your request.

Appendix A

POSITION DESCRIPTION

AUDIT COMMITTEE
(Revised March 2004)

FUNCTION:

To assist the Board of Directors in monitoring:

  •
  the accounting, financial, and external reporting policies and practices of the Corporation;

  •
  the integrity of the Corporation's financial statements;

  •
  the independence, qualifications and performance of the Corporation's independent auditor;

  •
  the performance of the Corporation's internal audit function;

  •
  the MIS and operational policies and practices that affect internal controls;

  •
  the employee benefit plans; and

  •
  the Corporation's compliance with legal and regulatory requirements and its standards of business conduct and ethics.

MEMBERSHIP:

        The Audit Committee shall consist of at least three directors, each of whom must satisfy the independence and experience requirements of the Securities and Exchange Commission and New York Stock Exchange, Section 10A(m)(3) of the Securities Exchange Act of 1934 and the rules and regulations of the Securities Exchange Commission. The Committee will at all times endeavor to have at least one member who shall be an "audit committee financial expert" as defined by the SEC. Audit Committee members shall not simultaneously serve on the Audit Committees of more than two other public companies.

RESPONSIBILITIES:

1.
Accounting and Reporting

  Review significant new, or changes to existing, accounting, financial, external reporting, and asset-safeguarding policies and practices.

  Discuss the Corporation's earnings press releases (including the use of "pro forma," "adjusted" or non-GAAP information, if any), as well as financial information and earnings guidance provided to analysts and ratings agencies (discussion may be done generally and need not occur prior to each release).

  Review interim unaudited financial statements, including disclosures made in management's discussion and analysis, major underlying issues and the results of the independent auditor's review, prior to filing each Form 10-Q.

  Review annual publicly reported audited financial statements, including disclosures made in management's discussion and analysis, and major underlying issues, and recommend to the Board whether such audited financial statements should be included with the Corporation's Form 10-K.

  Review the "Report of Management" in the Annual Report to Shareholders.

  Review and approve the "Report of Audit Committee" in the Annual Report to Shareholders and in the annual Proxy Statement.

  Receive information from management about any significant deficiencies or material weaknesses in the design or operation of internal controls that could adversely affect the Corporation's ability to record, process, summarize and report financial data and any fraud, whether or not material, that involves management or other employees who have a significant role in the Corporation's internal controls.

  Review and discuss quarterly reports from the independent auditor on all critical accounting policies and practices to be used; all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

  Discuss with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of the Corporation's financial statements, including any significant changes in the Corporation's selection or application of accounting principles, any major issues as to the adequacy of the Corporation's internal controls and any special steps adopted in light of material control deficiencies.

  Discuss with management and the independent auditor the effect of regulatory and accounting initiatives as well as off-balance sheet structures (if any) on the Corporation's financial statements.

2.
Oversight of Independent Auditor

  Possess sole responsibility for the appointment, retention, termination, compensation, evaluation and oversight of the work of the independent auditor (subject to shareholder ratification). The independent auditor shall report directly to the Audit Committee.

  Review proposed audit scope for adequacy of coverage.

  Review the conduct and results of the audit of the consolidated financial statements and solicit concerns from the independent auditor, including any audit problems, difficulties or disagreements with management and management's response.

  Review the independent auditor's letter reporting the status of internal controls and other matters the independent auditor considers appropriate. Obtain management's response and corrective action plan.

  Review results of the audits of Retailers National Bank and the benefit plans.

  Review and evaluate the lead partner of the independent audit team, and ensure proper rotation of audit partner, lead partner and concurring partner. Consider whether it is appropriate to adopt a policy of rotating the independent auditing firm.

  Obtain and review a report from the independent auditor at least annually of the independent auditor's internal quality-control procedures; any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent auditors carried out by the firm; and any steps taken to deal with any such issues.

  Actively engage in a dialogue with the independent auditor regarding any disclosed relationships or services that may impact the objectivity and independence of the independent auditor. Evaluate the qualifications, performance and independence of the independent auditor, including considering whether the auditor's quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the auditor's independence, taking into account the opinions of management and internal auditors. The Audit Committee shall present its conclusions with respect to the independent auditor to the Board.

  Pre-approval of all audit and permitted non-audit services as required by NYSE and SEC rules; provided, however, that the Audit Committee may delegate pre-approval authority to committees of one or more of its independent members, who must then provide a report to the full Audit Committee at its next scheduled meeting. When pre-approving non-audit services by the independent auditor the Audit Committee shall consider whether their provision is consistent with maintaining the independent auditor's independence.

  Review periodic reports from management and the independent auditor regarding the auditor's independence (including the auditors' fees billed for audit services, audit-related fees, tax fees, and all other non-audit services, respectively, for each fiscal year), discuss such reports with the auditor, and if so determined by the Audit Committee, recommend that the Board of Directors take appropriate action regarding the independence of the auditor.

  Confirm that none of the audit partners earn or receive compensation based on procuring engagements with the Corporation for providing products or services, other than audit review or attest services.

  Discuss with the national office of the independent auditor issues on which they were consulted by the Corporation's audit team and matters of audit quality and consistency.

  Recommend to the Board policies for the Corporation's hiring of employees or former employees of the independent auditor who participated in any capacity in the audit of the Corporation to ensure the independent auditor's independence under the SEC rules.

3.
Internal Audit

  Review and discuss with management the results of the annual corporate-wide risk assessment and the related corporate guidelines and policies and commitment of internal audit resources.

  Discuss with the independent auditor and management the internal audit department responsibilities, budget and staffing.

  Review internal audit results and management's response at each meeting.

  Periodically review internal audit policies.

4.
Employee Benefit Plans

  Review the annual report of the Plan Administrative Committee.

  Review and approve management's recommended appointments to the Plan Administrative Committee.

  Review and approve recommendations by the Plan Administrative Committee to the Board concerning Plan changes that have a material financial impact on the Corporation.

5.
Evaluation

  Review annually the adequacy of this "Position Description of Audit Committee" and submit it to the Board of Directors for approval.

  Annually review the Audit Committee's own performance.

6.
Other

  Conduct any investigation that the Audit Committee deems appropriate, with full access to all of the Corporation's records, facilities, personnel and outside advisors, and retain outside counsel, auditors and other consultants to advise the Audit Committee for that purpose or others. The Corporation shall provide appropriate funding, as determined by the Audit Committee, for payment of any resource engaged for this purpose and for all other administrative expenses necessary for the Audit Committee to carry out its duties.

  Establish procedures for the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls or audit matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

  Report regularly to the full Board of Directors on all matters charged to the responsibility of the Audit Committee.

  Meet in separate executive sessions with the Chairman and Chief Executive Officer and other officers of the Corporation, the internal auditors and the independent auditor periodically as needed.

  Review an annual report of the General Counsel on litigation, the results of the annual conflict of interest program, and other matters.

  Review an annual report from the designated Compliance Officer on the status of the Corporation's Federal Sentencing Guidelines and Business Conduct Guide compliance programs.

  Review an annual Retailers National Bank Compliance Report.

  Periodically review the annual agenda of the Audit Committee to assess whether the Committee is addressing all material matters related to its responsibilities delegated from the Board.

  The oversight function of the Audit Committee does not include any duty to plan or conduct audits or to provide any special assurance as to the Corporation's financial statements, the work or independence of its independent auditors or its compliance with laws, regulations or its Business Conduct Guide.

Appendix B

TARGET CORPORATION
LONG-TERM INCENTIVE PLAN

ARTICLE I
ESTABLISHMENT OF THE PLAN

        1.1    PLAN NAME.    As of the Effective Date the name of this plan, formerly known as the Target Corporation Long-Term Incentive Plan of 1999, shall be the "Target Corporation Long-Term Incentive Plan" (hereinafter called the "Plan").

        1.2    EFFECTIVE DATE.    This amended and restated plan document (the "2004 Restatement") shall become effective on May 19, 2004 (the "Effective Date"), subject to its approval by the holders of a majority of the voting power of the shares deemed present and entitled to vote at the Company's Annual Meeting of Shareholders to be held on that date and any necessary approval from any department, board or agency of the United States or states having jurisdiction. Awards made on or after the Effective Date shall be subject to the terms and conditions of this 2004 Restatement and not to the terms and conditions of any prior version of the plan document. Awards made prior to the Effective Date shall be subject to the terms and conditions of the plan document in effect on the Award's Date of Grant.

        1.3    PURPOSE.    The purpose of the Plan is to advance the performance and long-term growth of the Company by offering long-term incentives to directors and employees of the Company and its Subsidiaries and such other Participants who the Plan Committee determines will contribute to such performance and growth inuring to the benefit of the shareholders of the Company. This Plan is also intended to facilitate recruiting and retaining personnel of outstanding ability.

ARTICLE II
DEFINITIONS

        2.1    AWARD.    An "Award" is a grant of Stock Options, Stock Appreciation Rights, Dividend Equivalents, Performance Awards, Restricted Stock or Restricted Stock Units under the Plan.

        2.2    BOARD.    The "Board" is the Board of Directors of the Company.

        2.3    CASH PROCEEDS.    "Cash Proceeds" means the cash actually received by the Company for the purchase price payable upon exercise of a Stock Option plus the maximum tax benefit that could be realized by the Company as a result of the exercise of such Stock Options, which tax benefit shall be determined by multiplying (a) the amount that is deductible as a result of any such Stock Option exercise (currently equal to the amount upon which the Participant's tax withholding obligation is calculated), times (b) the maximum federal corporate income tax rate for the year of exercise. To the extent a Participant pays the exercise price and/or withholding taxes with shares, Cash Proceeds shall not be calculated with respect to the amounts so paid.

        2.4    CHANGE IN CONTROL.    A "Change in Control" shall be deemed to have occurred if:

  (a)
  a majority of the directors of the Company shall be persons other than persons

  (i)
  for whose election proxies shall have been solicited by the Board or

  (ii)
  who are then serving as directors appointed by the Board to fill vacancies on the Board caused by death or resignation (but not by removal) or to fill newly-created directorships,

  (b)
  30% or more of the outstanding Voting Stock (as defined in Article IV of the Restated Articles of Incorporation, as amended, of the Company) of the Company is acquired or beneficially owned (as defined in Article IV of the Restated Articles of Incorporation, as amended, of the Company)

    by any person (as defined in Article IV of the Restated Articles of Incorporation, as amended, of the Company), or

  (c)
  the shareholders of the Company approve a definitive agreement or plan to:

  (i)
  merge or consolidate the Company with or into another corporation (other than (1) a merger or consolidation with a Subsidiary of the Company or (2) a merger in which the Company is the surviving corporation and either (A) no outstanding Voting Stock of the Company (other than fractional shares) held by shareholders immediately prior to the merger is converted into cash (except cash upon the exercise by holders of Voting Stock of the Company of statutory dissenters' rights), securities, or other property or (B) all holders of outstanding Voting Stock of the Company (other than fractional shares) immediately prior to the merger (except those that exercise statutory dissenters' rights) have substantially the same proportionate ownership of the Voting Stock of the Company or its parent corporation immediately after the merger),

  (ii)
  exchange, pursuant to a statutory exchange of shares of Voting Stock of the Company held by shareholders of the Company immediately prior to the exchange, shares of one or more classes or series of Voting Stock of the Company for shares of another corporation or other securities, cash or other property,

  (iii)
  sell or otherwise dispose of all or substantially all of the assets of the Company (in one transaction or a series of transactions) or

  (iv)
  liquidate or dissolve the Company.

        2.5    CODE.    The "Code" is the Internal Revenue Code of 1986, as amended, and rules and regulations thereunder, as now in force or as hereafter amended.

        2.6    COMPANY.    The "Company" is Target Corporation, a Minnesota corporation, and any successor thereof.

        2.7    COMMON STOCK.    "Common Stock" is the common stock, $.0833 par value per share (as such par value may be adjusted from time to time) of the Company.

        2.8    DATE OF GRANT.    The "Date of Grant" of an Award is the date designated in the resolution by the Plan Committee as the date of an Award, which shall not be earlier than the date of the resolution and action thereon by the Plan Committee. In the absence of a designated date or a fixed method of computing such date being specifically set forth in the Plan Committee's resolution, then the Date of Grant shall be the date of the Plan Committee's resolution or action. In no event shall the Date of Grant of any Award that is authorized by the Plan Committee on or after the Effective Date be earlier than the Effective Date.

        2.9    DIVIDEND EQUIVALENT.    A "Dividend Equivalent" is a right to receive an amount equal to the regular cash dividend paid on one share of Common Stock. Dividend Equivalents may only be granted in connection with the grant of an Award that is based on but does not consist of shares of Common Stock (whether or not restricted). The number of Dividend Equivalents so granted shall not exceed the number of related stock-based rights. (For example, the number of Dividend Equivalents granted in connection with a grant of Stock Appreciation Rights may equal the number of such Stock Appreciation Rights, even though the number of shares actually paid upon exercise of those Stock Appreciation Rights necessarily will be less than the number of Stock Appreciation Rights and Dividend Equivalents granted.) Dividend Equivalents shall be subject to such terms and conditions as may be established by the Plan Committee, but they shall expire no later than the date on which their related stock-based rights are either exercised, expire or are forfeited (whichever occurs first). The amounts payable due to a grant of Dividend Equivalents may be paid in cash, either currently or deferred, or converted into shares of Common Stock, as determined by the Plan Committee.

        2.10    EXCHANGE ACT.    The "Exchange Act" is the Securities Exchange Act of 1934, as amended, and rules and regulations thereunder, as now in force or as hereafter amended.

        2.11    FAIR MARKET VALUE.    "Fair Market Value" of a share of Common Stock on any date is the Volume Weighted Average Price for such stock as reported for such stock by Bloomberg L.P. on such date, or in the absence of such report the Volume Weighted Average Price for such stock as reported for such stock by the New York Stock Exchange on such date or, if no sale has been recorded by Bloomberg L.P. or the New York Stock Exchange on such date, then on the last preceding date on which any such sale shall have been made in the order of primacy indicated above.

        2.12    INCENTIVE STOCK OPTIONS.    An "Incentive Stock Option" is a Stock Option that is intended to qualify as an "incentive stock option" under Section 422 of the Code.

        2.13    NON-QUALIFIED OPTIONS.    A "Non-Qualified Option" is a Stock Option that is not intended to qualify as an "incentive stock option" under Section 422 of the Code.

        2.14    PARTICIPANT.    A "Participant" is a person who has been designated as such by the Plan Committee and granted an Award under this Plan pursuant to Article III hereof.

        2.15    PERFORMANCE GOALS.    "Performance Goals" are the performance conditions, if any, established pursuant to Section 4.1 hereof by the Plan Committee in connection with an Award.

        2.16    PERFORMANCE PERIOD.    The "Performance Period" with respect to a Performance Award is a period of not less than one calendar year or one fiscal year of the Company, beginning not earlier than the year in which such Performance Award is granted, which may be referred to herein and by the Plan Committee by use of the calendar or fiscal year in which a particular Performance Period commences.

        2.17    PERFORMANCE AWARD.    A "Performance Award" is a right to either a number of shares of Common Stock ("Performance Shares") or a cash amount ("Performance Units") determined (in either case) in accordance with Article IV of this Plan based on the extent to which the applicable Performance Goals are achieved. A Performance Share shall be of no value to a Participant unless and until earned in accordance with Article IV hereof.

        2.18    PLAN COMMITTEE.    The "Plan Committee" is the committee described in Section 8.1 hereof.

        2.19    PLAN YEAR.    The "Plan Year" shall be a fiscal year of the Company falling within the term of this Plan.

        2.20    RESTRICTED STOCK.    "Restricted Stock" is Common Stock granted subject to terms and conditions, including a risk of forfeiture, established by the Plan Committee pursuant to Article VI of this Plan.

        2.21    RESTRICTED STOCK UNIT.    A "Restricted Stock Unit" is a right to receive one share of Common Stock at a future date that has been granted subject to terms and conditions, including a risk of forfeiture, established by the Plan Committee pursuant to Article VI of this Plan.

        2.22    STOCK APPRECIATION RIGHT.    A "Stock Appreciation Right" is a right to receive, upon exercise of that right, an amount, which may be paid in cash, shares of Common Stock or a combination thereof in the discretion of the Plan Committee, equal to the difference between the Fair Market Value of one share of Common Stock as of the date of exercise and the exercise price for that right as determined by the Plan Committee on or before the Date of Grant. Stock Appreciation Rights may be granted in tandem with Stock Options or other Awards or may be freestanding.

        2.23    STOCK OPTION.    A "Stock Option" is a right to purchase from the Company at any time not more than ten years following the Date of Grant, one share of Common Stock for an exercise price not less than the Fair Market Value of a share of Common Stock on the Date of Grant, subject to such terms and conditions established pursuant to Article V hereof. Stock Options may be either Non-Qualified Options or Incentive Stock Options.

        2.24    SUBSIDIARY CORPORATION.    The terms "Subsidiary" or "Subsidiary Corporation" mean any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, in which each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent or more of the total combined voting power of all classes of stock in one of the other corporations in such chain as determined at the point in time when reference is made to such "Subsidiary" or "Subsidiary Corporation" in this Plan.

ARTICLE III
GRANTING OF AWARDS TO PARTICIPANTS

        3.1    ELIGIBLE PARTICIPANTS.    Awards may be granted by the Plan Committee to any employee of the Company or a Subsidiary Corporation, including any employee who is also a director of the Company or a Subsidiary Corporation. Awards other than grants of Incentive Stock Options may also be granted to (a) a director of the Company who is not an employee of the Company or a Subsidiary Corporation and (b) any individual or entity, other than an employee, who provides services to the Company or a Subsidiary Corporation in the capacity of an advisor or consultant. References in this Plan to "employment" and similar terms (except "employee") shall include the providing of services in the capacity of a director, advisor or consultant. A person who has been engaged by the Company for employment shall be eligible for Awards other than Incentive Stock Options, provided such person actually reports for and commences such employment within 90 days after the Date of Grant. Incentive Stock Options may be granted only to individuals who are employees on the Date of Grant.

        3.2    DESIGNATION OF PARTICIPANTS.    At any time and from time to time during the Plan Year, the Plan Committee may designate the employees of the Company and its Subsidiaries and other Participants eligible for Awards.

        3.3    ALLOCATION OF AWARDS.    Contemporaneously with the designation of a Participant pursuant to Section 3.2 hereof, the Plan Committee shall determine the size, type and Date of Grant for each Award, taking into consideration such factors as it deems relevant, which may include the following:

  (a)
  the total number of shares of Common Stock available for Awards under the Plan;

  (b)
  the work assignment or the position of the Participant and its sensitivity and/or impact in relationship to the profitability and growth of the Company and its Subsidiaries; and

  (c)
  the Participant's performance in reference to such factors.

The Plan Committee may grant a Participant only one type of Award or it may grant any combination of Awards in whatever relationship one to the other, if any, as the Plan Committee in its discretion so determines.

        3.4    NOTIFICATION TO PARTICIPANTS AND DELIVERY OF DOCUMENTS.    As soon as practicable after such determinations have been made, each Participant shall be notified of (a) his/her designation as a Participant, (b) the Date of Grant, (c) the number and type of Awards granted to the Participant, (d) in the case of Performance Awards, the Performance Period and Performance Goals, and (e) in the case of Restricted Stock or Restricted Stock Units, the Restriction Period. The Participant shall thereafter be supplied with written evidence of any such Awards.

ARTICLE IV
PERFORMANCE AWARDS

        4.1    ESTABLISHMENT OF PERFORMANCE GOALS.    Performance Goals applicable to a Performance Award shall be established by the Plan Committee in its absolute discretion on or before the Date of Grant and not more than a reasonable period of time after the beginning of the relevant

Performance Period. Such Performance Goals may include or be based upon any of the following criteria: pretax operating contribution; economic value added; consolidated profits of the Company expressed as a percent; earnings per share; return on capital; return on investment; return on shareholders' equity; revenue; working capital; pre-tax segment profit; sales volume; return on sales; comparable store sales; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; return on assets; cash flow; gross margin rate; expense rate; market price; and total shareholder return. Performance Goals may be absolute in their terms or be measured against or in relationship to other companies comparably, similarly or otherwise situated. The Plan Committee, in its sole discretion, may modify the Performance Goals if it determines that circumstances have changed and modification is required to reflect the original intent of the Performance Goals; provided, however, that no such change or modification may be made to the extent it increases the amount of compensation payable to any Participant who is a "covered employee" within the meaning of Code Section 162(m). The Plan Committee may in its discretion classify Participants into as many groups as it determines, and as to any Participant relate his/her Performance Goals partially, or entirely, to the measured performance, either absolutely or relatively, of an identified Subsidiary, operating company or test strategy or new venture of the Company.

        4.2    LEVELS OF PERFORMANCE REQUIRED TO EARN PERFORMANCE AWARDS.    At or about the same time that Performance Goals are established for a specific period, the Plan Committee shall in its absolute discretion establish the percentage of the Performance Awards granted for such Performance Period which shall be earned by the Participant for various levels of performance measured in relation to achievement of Performance Goals for such Performance Period.

        4.3    OTHER RESTRICTIONS.    The Plan Committee shall determine the terms and conditions applicable to any Performance Award, which may include restrictions on the delivery of Common Stock payable in connection with the Performance Award and restrictions that could result in the future forfeiture of all or part of any Common Stock earned. The Plan Committee may provide that shares of Common Stock issued in connection with a Performance Award be held in escrow and/or legended.

        4.4    NOTIFICATION TO PARTICIPANTS.    Promptly after the Plan Committee has established or modified the Performance Goals with respect to a Performance Award, the Participant shall be provided with written notice of the Performance Goals so established or modified.

        4.5    MEASUREMENT OF PERFORMANCE AGAINST PERFORMANCE GOALS.    The Plan Committee shall, as soon as practicable after the close of a Performance Period, determine:

  (a)
  the extent to which the Performance Goals for such Performance Period have been achieved; and

  (b)
  the percentage of the Performance Awards earned as a result.

These determinations shall be absolute and final as to the facts and conclusions therein made and be binding on all parties. Promptly after the Plan Committee has made the foregoing determination, each Participant who has earned Performance Awards shall be notified, in writing thereof. For all purposes of this Plan, notice shall be deemed to have been given the date action is taken by the Plan Committee making the determination. Participants may not sell, transfer, pledge, exchange, hypothecate or otherwise dispose of all or any portion of their Performance Awards during the Performance Period, except that Performance Awards may be transferable by assignment by a Participant to the extent provided in the applicable Performance Award agreement.

        4.6    TREATMENT OF PERFORMANCE AWARDS EARNED.    Upon the Plan Committee's determination that a percentage of any Performance Awards have been earned for a Performance Period, Participants to whom such earned Performance Awards have been granted and who have been (or were) in the employ of the Company or a Subsidiary thereof continuously from the Date of Grant, subject to the exceptions set forth at Section 4.9 and Section 4.10 hereof, shall be entitled, subject to the other conditions of this Plan, to payment in accordance with the terms and conditions of their Performance Awards. Such terms and conditions may permit or require that any applicable tax withholding be deducted from the amount payable. Performance Awards shall under no circumstances become earned or have any value whatsoever for any Participant who is not in the employ of the Company or its Subsidiaries continuously during the entire Performance Period for which such Performance Award was granted, except as provided at Section 4.9 or Section 4.10 hereof.

        4.7    DISTRIBUTION.    Distributions payable pursuant to Section 4.6 above shall be made as soon as practicable after the Plan Committee determines the Performance Awards have been earned unless the provisions of Section 4.8 hereof are applicable to a Participant.

        4.8    DEFERRAL OF RECEIPT OF PERFORMANCE AWARD DISTRIBUTIONS.    With the consent of the Plan Committee, a Participant who has been granted a Performance Award may by compliance with the then applicable procedures under the Plan irrevocably elect in writing to defer receipt of all or any part of any distribution associated with that Performance Award. The terms and conditions of any such deferral, including but not limited to, the period of time for, and form of, election; the manner and method of payout; the plan and form in which the deferred amount shall be held; the interest equivalent or other payment that shall accrue pending its payout; and the use and form of Dividend Equivalents in respect of stock-based units resulting from such deferral, shall be as determined by the Plan Committee. The Plan Committee may, at any time and from time to time, but prospectively only except as hereinafter provided, amend, modify, change, suspend or cancel any and all of the rights, procedures, mechanics and timing parameters relating to such deferrals. In addition, the Plan Committee may, in its sole discretion, accelerate the payout of such deferrals (and any earnings thereon), or any portion thereof, either in a lump sum or in a series of payments, but under the following conditions only:

  (a)
  the Federal tax statutes, regulations or interpretations are amended, modified, or otherwise changed or affected in such a manner as to adversely alter or modify the tax effect of such deferrals; or

  (b)
  the Participant suffers or incurs an event that would qualify for a "withdrawal" of contributions that have not been accumulated for two years without adverse consequences on the tax status of a qualified profit-sharing or stock bonus plan under the Federal tax laws applicable from time to time to such types of plans.

        4.9    NON-DISQUALIFYING TERMINATION OF EMPLOYMENT.    Except for Section 4.10 hereof, the only exceptions to the requirement of continuous employment during a Performance Period for Performance Award distribution are termination of a Participant's employment by reason of death (in which event the Performance Award may be transferable by will or the laws of descent and distribution only to such Participant's beneficiary designated to receive the Performance Award or to the Participant's applicable legal representatives, heirs or legatees), total and permanent disability, with the consent of the Plan Committee, normal or late retirement or early retirement, with the consent of the Plan Committee, or transfer of an executive in a spin-off, with the consent of the Plan Committee, occurring during the Performance Period applicable to the subject Performance Award. In such instance a distribution of the Performance Award shall be made, as of the end of the Performance Period, and 100% of the total Performance Award that would have been earned during the Performance Period shall be earned and paid out; provided, however, in a spin-off situation the Plan Committee may set additional conditions, such as, without limiting the generality of the foregoing, continuous employment with the spin-off entity. If a Participant's termination of employment does not meet the criteria set forth above, but the Participant had at least 15 years of employment with the Company or a Subsidiary or any combination thereof, the Plan Committee may allow distribution of up to 100% of the total Performance Award for the Performance Period(s) in which the termination of employment occurred, subject to any conditions that the Plan Committee shall determine.

        4.10    CHANGE IN CONTROL.    In the event of a Change in Control, a pro rata portion of all outstanding Performance Awards under the Plan shall be payable ten days after the Change in Control. The amount payable shall be determined by assuming that 100% of each Performance Award was earned, and by multiplying the earned amount by a fraction, the numerator of which shall be the number of months that have elapsed in the applicable Performance Period prior to the Change in Control and the denominator of which shall be the total number of months in the Performance Period.

ARTICLE V
STOCK OPTIONS AND
STOCK APPRECIATION RIGHTS

        5.1    NON-QUALIFIED OPTION.    Non-Qualified Options granted under the Plan are Stock Options that are not intended to be Incentive Stock Options under the provisions of Section 422 of the Code. Non-Qualified Options shall be evidenced by written agreements in such form and not inconsistent with the Plan as the Plan Committee shall in its sole discretion approve from time to time, which agreements shall specify the number of shares to which they pertain and the purchase price of such shares.

        5.2    INCENTIVE STOCK OPTION.    Incentive Stock Options granted under the Plan are Stock Options that are intended to be "incentive stock options" under Section 422 of the Code, and the Plan shall be administered, except with respect to the right to exercise options after termination of employment, to qualify Incentive Stock Options issued hereunder as incentive stock options under Section 422 of the Code. An Incentive Stock Option shall not be granted to an employee who owns, or is deemed under Section 424(d) of the Code to own, stock of the Company (or of any parent or Subsidiary of the Company) possessing more than 10% of the total combined voting power of all classes of stock therein. The aggregate Fair Market Value (determined as of the time the option is granted) of the stock with respect to which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under all incentive stock option plans of the Company or any parent or Subsidiary of the Company) shall not exceed $100,000. Incentive Stock Options shall be evidenced by written agreements in such form and not inconsistent with the Plan as the Plan Committee shall in its sole discretion approve from time to time, which agreements shall specify the number of shares to which they pertain and the purchase price of such shares.

        5.3    OPTION TERMS.    Stock Options granted under this Plan shall be subject to the following terms and conditions:

  (a)
  Option Period.    Each Stock Option shall expire and all rights to purchase shares thereunder shall cease not more than ten years after its Date of Grant or on such date prior thereto as may be fixed by the Plan Committee, or on such other date as is provided by this Plan in the event of termination of employment, death or reorganization. No Stock Option shall permit the purchase of any shares thereunder during the first year after its Date of Grant, except as provided in Section 5.5 hereof or as otherwise determined by the Plan Committee.

  (b)
  Exercise Price.    The purchase price per share payable upon exercise of a Stock Option shall not be less than the Fair Market Value of a share of Common Stock on the Date of Grant of the Stock Option.

  (c)
  Transferability and Termination of Options.    During the lifetime of an individual to whom a Stock Option is granted, the Stock Option may be exercised only by such individual and only while such individual is an employee of the Company or a Subsidiary and only if the Participant has been continuously so employed by any one or combination thereof since the Date of Grant of the Stock Option, provided, however, that if the employment of such Participant by the Company or a Subsidiary Corporation terminates, the Stock Option may additionally be exercised as follows, or in any other manner provided by the Plan Committee, but in no event later than ten years after the Date of Grant of the Stock Option, except as set forth in (ii) and (v) below:

  (i)
  If a Participant's termination of employment occurs by reason of normal or late retirement under any retirement plan of the Company or its Subsidiaries, such Participant's Stock Options may be exercised within five years after the date of such termination of employment. If a Participant's termination of employment occurs by reason of early retirement under any retirement plan of the Company or its Subsidiaries, or by reason of the transfer of a Participant in a spin-off, or by reason of total and permanent disability, as determined by the Plan Committee, without retirement, then such Participant's Stock Options shall be exercisable for a period of up to five years after the date of such termination of employment if the Plan Committee consents to such an extension. During the extension period, the right to exercise Stock Options, if any, accruing in installments, shall continue unless the Plan Committee provides otherwise; provided, however, that if the Stock Options are Incentive Stock Options all installments shall be immediately exercisable; and provided further, that the Plan Committee may set additional conditions, such as, without limiting the generality of the foregoing, an agreement to not provide services to a competitor of the Company and its Subsidiaries and/or continuous employment with a spin-off entity.

    (ii)
    If a Participant's termination of employment occurs by reason of death, then such Participant's outstanding Stock Options shall all become immediately exercisable and may be exercised within five years after the date of death or the life of the option, whichever is less, but in the case of Non-Qualified Options in no event less than one year after the date of death, unless the Plan Committee provides otherwise.

    (iii)
    If a Participant's termination of employment occurs for any reason other than as specified in Section 5.3(c)(i) or (ii) hereof, the Participant has been employed by the Company or a Subsidiary or any combination for more than 15 years, and if the Plan Committee so approves, then such Participant's Stock Options may be exercised within a period of up to five years after the date of termination of employment. During the extension period, the right to exercise options, if any, accruing in installments shall continue unless the Plan Committee provides otherwise; provided, however, the Plan Committee may set additional conditions.

    (iv)
    If a Participant's termination of employment occurs for any reason other than as specified in Section 5.3(c)(i) or (ii) hereof, the Plan Committee has not approved an extension and Participant's termination of employment is not occasioned by the commission of a dishonest or other illegal act, then, but only with respect to installments that have as of the date of termination already accrued, such Participant's Stock Options may be exercised within ninety days after the date of such termination of employment except in the case of Participants who would at the time be subject to the provisions of Section 16(b) of the Exchange Act, in which instance the period of exercise shall be two hundred ten days after termination. Those Participants terminated because of the commission of a dishonest or other illegal act shall have no additional period after termination of employment in which to exercise their options.

    (v)
    Rights accruing to a Participant under Sections 5.3(c)(i), 5.3(c)(iii) and 5.3(c)(iv) may, upon the death of a Participant subsequent to his/her termination of employment, be exercised by his/her duly designated beneficiary or otherwise by his/her applicable legal representatives, heirs or legatees to the extent vested in and unexercised or perfected by the Participant at the date of his/her death. In the case of Non-Qualified Options, the period for such exercise shall not expire less than one year after the date of the Participant's death.

    (vi)
    Absence on a leave of absence approved by the Plan Committee shall not be deemed a termination or interruption of continuous employment for the purposes of the Plan.

    No Stock Option shall be assignable or transferable by the individual to whom it is granted, except that it may be transferable (X) by assignment by the Participant to the extent provided in the applicable option agreement, or (Y) by will or the laws of descent and distribution in accordance with the provisions of this Plan. An option transferred after the death of the Participant to whom it is granted may only be exercised by such individual's beneficiary designated to exercise the option or otherwise by his/her applicable legal representatives, heirs or legatees, and only within the specific time period set forth above and only to the extent vested in and unexercised by the Participant at the date of his/her death, except as provided in Section 5.3(c)(ii).

    In no event, whether by the Participant directly or by his/her proper assignee or beneficiary or other representative, shall any option be exercisable at any time after its expiration date as stated in the option agreement, except as provided in Section 5.3(c)(ii) and (v). When an option is no longer exercisable it shall be deemed for all purposes and without further act to have lapsed and terminated. The Plan Committee may, in its sole discretion, determine solely for the purposes of the Plan that a Participant is permanently and totally disabled, and the acts and decisions of the Plan Committee made in good faith in relation to any such determination shall be conclusive upon all persons and interests affected thereby.

  (d)
  Exercise of Options.    An individual entitled to exercise Stock Options may, subject to their terms and conditions and the terms and conditions of the Plan, exercise them in whole or in part by delivery of written notice of exercise to the Company at its principal office, specifying the number of whole shares of Common Stock with respect to which the Stock Options are being exercised. Before shares may be issued, payment must be made in full, in legal United States tender, in the amount of the purchase price of the shares to be purchased at the time and any amounts for withholding as provided in Section 10.8 hereof; provided, however, in lieu of paying for the exercise price in cash as described above, the individual may pay (subject to such conditions and procedures as the Plan Committee may establish) all or part of such exercise price by tendering (either actually or by attestation) owned and unencumbered shares of Common Stock acceptable to the Plan Committee and having a Fair Market Value on the date of exercise of the Stock Options equal to or less than the exercise price of the Stock Options exercised, with cash, as set forth above, for the remainder, if any, of the purchase price; provided, further, that the Plan Committee may permit a Participant to elect to pay the exercise price by authorizing a third party to sell shares of Common Stock (or a sufficient portion of the shares) acquired upon exercise of the Stock Options and remit to the Company a sufficient portion of the sale proceeds to pay the entire exercise price and any tax withholding resulting from such exercise. Subject to rules established by the Plan Committee, the withholdings required by Section 10.8 hereof may be satisfied by the Company withholding shares of Common Stock issued on exercise that have a Fair Market Value on the date of exercise of the Stock Options equal to or less than the withholding required by Section 10.8 hereof.

  (e)
  Repricing Prohibited.    Subject to Sections 5.5, 7.3 and 10.7, outstanding Stock Options granted under this Plan shall not be repriced.

        5.4    STOCK APPRECIATION RIGHTS.    Stock Appreciation Rights may be granted to Participants either alone ("freestanding") or in tandem with other Awards, including Performance Awards, Stock Options and Restricted Stock. Stock Appreciation Rights granted in tandem with Incentive Stock Options must be granted at the same time as the Incentive Stock Options are granted. Stock Appreciation Rights granted in tandem with any other Award may be granted at any time prior to the earlier of the exercise or expiration of such Award. Stock Appreciation Rights granted in tandem with Stock Options shall terminate and no longer be exercisable upon the termination or exercise of the related Stock Options. The Plan Committee shall establish the terms and conditions applicable to any Stock Appreciation Rights, which terms and conditions need not be uniform but may not be inconsistent with the terms of the Plan. Freestanding Stock Appreciation Rights shall generally be subject to terms and conditions substantially similar to those described in Section 5.3 for Stock Options, including the requirements of 5.3(a), (b) and (e) regarding the maximum period, minimum price and prohibition on repricing.

        5.5    CHANGE IN CONTROL.    In the event of a Change in Control:

  (a)
  If the Company is the surviving entity and any adustments necessary to preserve the value of the Participant's outstanding Stock Options and Stock Appreciation Rights have been made, or the Company's successor at the time of the Change in Control irrevocably assumes the Company's obligations under this Plan or replaces the Participant's outstanding Stock Options and Stock Appreciation Rights with stock options and stock appreciation rights of equal or greater value and having terms and conditions no less favorable to the Participant than those applicable to the

    Participant's Stock Options and Stock Appreciation Rights immediately prior to the Change in Control, then such Awards or their replacement awards shall become immediately exercisable in full only if within two years after the Change in Control the Participant's employment:

    (i)
    is terminated without "Cause", which for purposes of this Section 5.5 shall mean (x) willful and continued failure to substantially perform the Participant's duties (other than failure resulting from incapacity due to physical or mental illness) after receipt of a written demand for such performance specifically identifying such failure, or (y) the willful engaging by the Participant in illegal conduct or gross misconduct that is materially and demonstrably injurious to the Company or its successor;

    (ii)
    terminates with "Good Reason", which for purposes of this Section 5.5 shall mean any material diminution of the Participant's position, authority, duties or responsibilities (including the assignment of duties materially inconsistent with the Participant's position or a material increase in the time Participant is required by the Company or its successor to travel), any reduction in salary or in the Participant's aggregate bonus and incentive opportunities, any material reduction in the aggregate value of the Participant's employee benefits (including retirement, welfare and fringe benefits), or relocation to a principal work site that is more than 40 miles from the Participant's principal work site immediately prior to the Change in Control;

    (iii)
    terminates under circumstances that entitle the Participant to income continuation benefits under any plan of the Company, a Subsidiary, or an entity that is a successor to the Company or a Subsidiary as a result of the Change in Control, or that would have entitled the Participant to such benefits if the Participant participated in such plan (for this purpose only, any such plan terminated in connection with the Change in Control shall be taken into account); or

    (iv)
    terminates under circumstances that entitle the Participant to income continuation benefits under any employment agreement between the Participant and the Company, a Subsidiary, or any successor thereof.

  (b)
  If 5.5(a) does not apply, then without any action by the Plan Committee or the Board, each outstanding Stock Option and Stock Appreciation Right granted under the Plan that has not been previously exercised or otherwise lapsed and terminated shall become immediately exercisable in full; provided, however, that the Plan Committee, in its sole discretion, and without the consent of any Participant affected thereby, may determine that a cash payment shall be made promptly following the Change in Control in lieu of all or any portion of the outstanding Stock Options and Stock Appreciation Rights granted under this Plan. The amount payable with respect to each share of Common Stock subject to an affected Stock Option and each affected Stock Appreciation Right shall equal the excess of the Fair Market Value of a share of Common Stock immediately prior to such Change in Control over the exercise price of such Stock Option or Stock Appreciation Right. After such a determination by the Plan Committee, each Stock Option and Stock Appreciation Right, with respect to which a cash payment is to be made shall terminate, and the Participant shall have no further rights thereunder except the right to receive such cash payment.

ARTICLE VI
RESTRICTED STOCK AND RESTRICTED STOCK UNITS

        6.1    RESTRICTION PERIOD.    At the time an Award of Restricted Stock or Restricted Stock Units is made, the Plan Committee shall establish the terms and conditions applicable to such Award, including the period of time (the "Restriction Period") during which certain restrictions established by the

Plan Committee shall apply to the Award. The Restriction Period shall be not less than three years. Each such Award, and designated portions of the same Award, may have a different Restriction Period, at the discretion of the Plan Committee. Except as permitted or pursuant to Sections 6.4, 6.5 or 10.7 hereof, the Restriction Period applicable to a particular Award shall not be changed.

        6.2    RESTRICTED STOCK TERMS AND CONDITIONS.    Restricted Stock shall be represented by a stock certificate registered in the name of the Participant granted such Restricted Stock. Such Participant shall have the right to enjoy all shareholder rights during the Restriction Period except that:

    (a)
    The Participant shall not be entitled to delivery of the stock certificate until the Restriction Period shall have expired.

    (b)
    The Company may either issue shares subject to such restrictive legends and/or stop-transfer instructions as it deems appropriate or provide for retention of custody of the Common Stock during the Restriction Period.

    (c)
    The Participant may not sell, transfer, pledge, exchange, hypothecate or otherwise dispose of the Common Stock during the Restriction Period, except that it may be transferable by assignment by the Participant to the extent provided in the applicable Restricted Stock Award agreement.

    (d)
    A breach of the terms and conditions established by the Plan Committee with respect to the Restricted Stock shall cause a forfeiture of the Restricted Stock, and any dividends withheld thereon.

    (e)
    Dividends payable in cash or in shares of stock or otherwise may be either currently paid or withheld by the Company for the Participant's account. At the discretion of the Plan Committee, interest may be paid on the amount of cash dividends withheld, including cash dividends on stock dividends, at a rate and subject to such terms as determined by the Plan Committee.

Provided, however, and the provisions of Section 6.4 to the contrary notwithstanding, in lieu of the foregoing, the Plan Committee may provide that no shares of Common Stock be issued until the Restriction Period is over and further provide that the shares of Common Stock issued after the Restriction Period has been completed, be issued in escrow and/or be legended and that the Common Stock be subject to restrictions including the forfeiture of all or a part of the shares.

        6.3    PAYMENT FOR RESTRICTED STOCK.    A Participant shall not be required to make any payment for Restricted Stock unless the Plan Committee so requires.

        6.4    FORFEITURE PROVISIONS.    Subject to Section 6.5, in the event a Participant terminates employment during a Restriction Period for the Participant's Restricted Stock or Restricted Stock Units, such Awards will be forfeited; provided, however, that the Plan Committee may provide for proration or full payout in the event of (a) a termination of employment because of normal or late retirement, (b) with the consent of the Plan Committee, early retirement or spin-off, (c) death, (d) total and permanent disability, as determined by the Plan Committee, or (e) with the consent of the Plan Committee, termination of employment after 15 years of employment with the Company or a Subsidiary or any combination thereof, all subject to any other conditions the Plan Committee may determine.

        6.5    CHANGE IN CONTROL.    In the event of a Change in Control, restrictions on a fraction of each Participant's outstanding Restricted Stock and Restricted Stock Units granted under the Plan will lapse, and any shares not previously distributed shall be distributed within ten days after the Change in Control. The numerator of such fraction with respect to an Award shall be the number of months that have elapsed in the applicable Restriction Period prior to the Change in Control and the denominator shall be the number of months in such Restriction Period.

ARTICLE VII
SHARES OF STOCK SUBJECT TO THE PLAN; MAXIMUM AWARDS

        7.1    SHARES AVAILABLE.    Subject to the other provisions of this Article VII, the total number of shares available for grant as Awards pursuant to the Plan shall not exceed in the aggregate 81,000,000 shares of Common Stock. (This limit includes the 44,000,000 shares that were originally made available under this Plan.) Solely for the purpose of applying the limitation in the preceding sentence and subject to the replenishment and adjustment provisions of Sections 7.2 and 7.3 below:

        (a)   each Award granted under this Plan prior to the Effective Date shall reduce the number of shares available for grant by one share for every one share granted;

        (b)   each Stock Option or Stock Appreciation Right granted under this Plan on or after the Effective Date shall reduce the number of shares available for grant by one share for every one share granted;

        (c)   each Award granted under this Plan on or after the Effective Date that may result in the issuance of Common Stock, other than a Stock Option, Stock Appreciation Right, or Dividend Equivalent, shall reduce the number of shares available for grant by two shares for every one share granted;

        (d)   each Dividend Equivalent that the Corporation has determined may result in the issuance of Common Stock shall reduce the number of shares available for grant by two shares for every share that would be issuable if the accumulated value of the Dividend Equivalent were converted into Common Stock at Fair Market Value, but such reduction shall only occur if the corresponding dividends payable to shareholders were paid in cash; and

        (e)   if Awards are granted in tandem, so that only one of the Awards may actually be exercised, only the Award that results in the greater reduction in the number of shares available for grant shall result in a reduction of the shares so available, and the other Award shall be disregarded.

Shares available for grant under the Plan may be authorized and unissued shares, treasury shares held by the Company or shares purchased or held by the Company or a Subsidiary for purposes of the Plan, or any combination thereof. Shares issued upon assumption or conversion of outstanding stock-based awards granted by an acquired company shall be disregarded in applying the limitation set forth in this Section 7.1.

        7.2    SHARES AGAIN AVAILABLE.    In the event all or any portion of an Award is forfeited or cancelled, expires, is settled for cash, or otherwise does not result in the issuance of all or a portion of the shares subject to the Award in connection with the exercise or settlement of such Award, the number of shares not issued that were deducted for such Award pursuant to Section 7.1 above shall be restored and may again be used for Awards under the Plan. If a Participant uses shares of Common Stock to pay a purchase or exercise price or tax withholding, either by having the Company withhold shares or tendering shares (either actually or by attestation), an equal number of such shares shall be restored and may again be used for Awards under the Plan. In addition, shares may be reacquired on the open market by the Company using the Cash Proceeds received by the Company from the exercise on or after the Effective Date of Stock Options granted under the Plan to restore an equal number of shares that may again be used for Awards under the Plan; provided, however, that the number of shares so restored does not exceed the number that could be purchased at Fair Market Value with the Cash Proceeds on the date of exercise of the Stock Option giving rise to such Cash Proceeds.

        If one of the events described in the first sentence of the preceding paragraph occurs with respect to an award that was granted under a Prior Plan (as defined in Section 10.11) but remains outstanding on the Effective Date, the total number of shares available for grant under this Plan shall be increased by one share for each share subject to that award that is not issued.

        Notwithstanding anything in this Section 7.2 to the contrary and solely for purposes of determining whether shares are available for the issuance of Incentive Stock Options, the maximum aggregate number of shares that may be granted under this Plan shall be determined without regard to any shares restored pursuant to this Section 7.2 that, if taken into account, would cause the Plan to fail the requirement under Code Section 422 that the Plan designate the maximum aggregate number of shares that may be issued.

        7.3    RELEVANT CHANGE ADJUSTMENTS.    Appropriate adjustments in the number of shares available for grant and in any outstanding Awards, including adjustments in the size of the Award and in the exercise price per share of Stock Options and Stock Appreciation Rights, as authorized herein may be made by the Plan Committee, in its discretion (except as provided in Section 10.7 hereof), to give effect to adjustments made in the number of shares of Common Stock through a merger, consolidation, recapitalization, reclassification, combination, spin-off, common stock dividend, stock split or other relevant change.

        7.4    MAXIMUM PER PARTICIPANT AWARD.    During any consecutive thirty-six month period, no Participant may receive Awards that, in the aggregate, could result in that Participant receiving, earning or acquiring, subject to the adjustments described in Section 7.3:

  (a)
  Stock Options and Stock Appreciation Rights for, in the aggregate, more than 4,000,000 shares of Common Stock;

  (b)
  Performance Shares, Restricted Stock and Restricted Stock Units for, in the aggregate, more than 700,000 shares of Common Stock;

  (c)
  A number of Dividend Equivalents greater than the number of shares of Common Stock the Participant could receive, earn or acquire in connection with the related stock-based Awards granted to the Participant; and

  (d)
  Performance Units with a value exceeding $15,000,000.

In addition, during any consecutive thirty-six month period, no Participant who is a non-employee director may receive Awards that, in the aggregate, could result in that Participant receiving, earning or acquiring, subject to the adjustments described in Section 7.3, more than 75,000 shares of Common Stock. For purposes of applying the limits described in this Section 7.4, if Awards subject to the same limit are granted in tandem, so that only one of the Awards may actually be exercised, only one of the Awards shall be counted.

ARTICLE VIII
ADMINISTRATION

        8.1    PLAN COMMITTEE.    The Plan will be administered by a committee of two or more members of the Compensation Committee of the Board who are appointed from time to time by the Board and who are outside, independent Board members who, in the judgment of the Board, are qualified to administer the Plan as contemplated by (a) Rule 16b-3 of the Securities and Exchange Act of 1934 (or any successor rule), (b) Section 162(m) of the Code, as amended, and the regulations thereunder (or any successor Section and regulations), and (c) any rules and regulations of a stock exchange on which Common Stock is traded. Any member of the committee administering the Plan who does not satisfy or ceases to satisfy the qualifications set out in the preceding sentence may recuse himself or herself from any vote or other action taken by such committee. The Board may, at any time and in its complete discretion, remove any member of such committee and may fill any vacancy on such committee.

        8.2    POWERS.    The Plan Committee shall have and exercise all of the powers and responsibilities granted expressly or by implication to it by the provisions of the Plan. Subject to and as limited by such provisions, the Plan Committee may from time to time enact, amend and rescind such rules, regulations and procedures with respect to the administration of the Plan as it deems appropriate or convenient.

        8.3    INTERPRETATION.    All questions arising under the Plan, any Award agreement, or any rule, regulation or procedure adopted by the Plan Committee shall be determined by the Plan Committee, and its determination thereof shall be conclusive and binding upon all parties.

        8.4    COMMITTEE PROCEDURE.    Any action required or permitted to be taken by the Plan Committee under the Plan shall require the affirmative vote of a majority of a quorum of the members of the Plan Committee. A majority of all members of the Plan Committee shall constitute a "quorum" for Plan Committee business. The Plan Committee may act by written determination instead of by affirmative vote at a meeting, provided that any written determination shall be signed by all members of the Plan Committee, and any such written determination shall be as fully effective as a majority vote of a quorum at a meeting.

        8.5    DELEGATION.    The Plan Committee may delegate all or any part of its authority under the Plan to a subcommittee of directors and/or officers of the Company for purposes of determining and administering Awards granted to persons who are not then subject to the reporting requirements of Section 16 of the Exchange Act.

ARTICLE IX
REDUCTION IN AWARDS

        9.1    WHEN APPLICABLE.    Anything in this Plan to the contrary notwithstanding, the provisions of this Article IX shall apply to a Participant if an independent auditor selected by the Plan Committee (the "Auditor") determines that each of (a) and (b) below are applicable.

  (a)
  Payments or distributions hereunder, determined without application of this Article IX, either alone or together with other payments in the nature of compensation to the Participant which are contingent on a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company, or otherwise (but after any elimination or reduction of such payments under the terms of the Company's Income Continuance Policy Statement or SMG Income Continuance Policy Statement), would result in any portion of the payments hereunder being subject to an excise tax on excess parachute payments imposed under Section 4999 of the Code.

  (b)
  The excise tax imposed on the Participant under Section 4999 of the Code on excess parachute payments, from whatever source, would result in a lesser net aggregate present value of payments and distributions to the Participant (after subtraction of the excise tax) than if payments and distributions to the Participant were reduced to the maximum amount that could be made without incurring the excise tax.

        9.2    REDUCED AMOUNT.    Under this Article IX the payments and distributions under this Plan shall be reduced (but not below zero) so that the present value of such payments and distributions shall equal the Reduced Amount. The "Reduced Amount" (which may be zero) shall be an amount expressed in present value which maximizes the aggregate present value of payments and distributions under this Plan which can be made without causing any such payment to be subject to the excise tax under Section 4999 of the Code. The determinations and reductions under this Section 9.2 shall be made after eliminations or reductions, if any, have been made under the Company's Income Continuance Policy Statement or SMG Income Continuance Policy Statement.

        9.3    PROCEDURE.    If the Auditor determines that this Article IX is applicable to a Participant, it shall so advise the Plan Committee in writing. The Plan Committee shall then promptly give the Participant notice to that effect together with a copy of the detailed calculation supporting such determination which shall include a statement of the Reduced Amount. The Participant may then elect, in his/her sole discretion, which and how much of the Awards otherwise awarded under this Plan shall be eliminated or reduced (as long as after such election the aggregate present value of the remaining Awards under this Plan equals the Reduced Amount), and shall advise the Plan Committee in writing of his/her election within ten days of his/her receipt of notice. If no such election is made by the Participant within such ten-day period, the Plan Committee may elect which and how much of the Awards shall be eliminated or reduced (as long as after such election their aggregate present value equals the Reduced Amount) and shall notify the Participant promptly of such election. For purposes of this Article IX, present value shall be determined in accordance with Section 280G of the Code. All the foregoing determinations made by the Auditor under this Article IX shall be made as promptly as practicable after it is determined that excess parachute payments (as defined in Section 280G of the Code) will be made to the Participant if an elimination or reduction is not made. As promptly as practicable following the election hereunder, the Company shall provide to or for the benefit of the Participant such amounts and shares as are then due to the Participant under this Plan and shall promptly provide to or for the benefit of the Participant in the future such amounts and shares as become due to the Participant under this Plan.

        9.4    CORRECTIONS.    As a result of the uncertainty in the application of Section 280G of the Code at the time of the initial determination by the Auditor hereunder, it is possible that payments or distributions under this Plan will have been made which should not have been made ("Overpayment") or that additional payments or distributions which will have not been made could have been made ("Underpayment"), in each case, consistent with the calculation of the Reduced Amount hereunder. In the event that the Auditor, based upon the assertion of a deficiency by the Internal Revenue Service against the Company or the Participant which the Auditor believes has a high probability of success, determines that an Overpayment has been made, any such Overpayment shall be treated for all purposes as a loan to the Participant which the Participant shall repay together with interest at the applicable Federal rate provided for in Section 7872(f)(2) of the Code; provided, however, that no amount shall be payable by the Participant if and to the extent such payment would not reduce the amount which is subject to the excise tax under Section 4999 of the Code. In the event that the Auditor, based upon controlling precedent, determines that an Underpayment has occurred, any such Underpayment shall be promptly paid to or for the benefit of the Participant together with interest at the applicable Federal rate provided for in Section 7872(f)(2)(A) of the Code.

        9.5    NON-CASH BENEFITS.    In making its determination under this Article IX, the value of any non-cash benefit shall be determined by the Auditor in accordance with the principles of Section 280G(d)(3) of the Code.

        9.6    DETERMINATIONS BINDING.    All determinations made by the Auditor under this Article IX shall be binding upon the Company, the Plan Committee and the Participant.

ARTICLE X
GENERAL PROVISIONS

        10.1    AMENDMENT OR TERMINATION OF PLAN.    The Board may at any time amend, suspend, discontinue or terminate the Plan (including the making of any necessary enabling, conforming and procedural amendments to the Plan to authorize and implement the granting of Incentive Stock Options or other income tax preferred stock options which may be authorized by federal law subsequent to the effective date of this Plan); provided, however, that no amendment by the Board shall, without further approval of the shareholders of the Company, increase the total number of shares of Common Stock which may be made subject to the Plan, except as provided at Section 7.3 hereof, or make any other change for which shareholder approval is required by law or under the applicable rules of the New York Stock Exchange. No action taken pursuant to this Section 10.1 of the Plan shall, without the consent of the Participant, alter or impair any Awards which have been previously granted to a Participant except pursuant to Section 10.5 of the Plan.

        10.2    NON-ALIENATION OF RIGHTS AND BENEFITS.    Except as expressly provided herein, no right or benefit under the Plan shall be subject to anticipation, alienation, sale, assignment, pledge, encumbrance or charge and any attempt to anticipate, alienate, sell, assign, pledge, encumber or charge the same shall be void. No right or benefit hereunder shall in any manner be liable for or subject to the debts, contracts, liabilities or torts of the person entitled to such right or benefit. If any Participant or beneficiary hereunder should become bankrupt or attempt to anticipate, alienate, sell, assign, pledge, encumber or charge any right or benefit hereunder (other than as expressly provided herein), then such right or benefit shall, in the sole discretion of the Plan Committee, cease and in such event the Company may hold or apply the same or any or no part thereof for the benefit of the Participant or beneficiary, his/her spouse, children or other dependents or any of them in any such manner and in such proportion as the Plan Committee in its sole discretion may deem proper.

        10.3    NO RIGHTS AS SHAREHOLDER.    The granting of Awards under the Plan shall not entitle a Participant or any other person succeeding to his/her rights, to any dividend, voting or other right as a shareholder of the Company unless and until the issuance of a stock certificate to the Participant or such other person pursuant to the provisions of the Plan and then only subsequent to the date of issuance thereof.

        10.4    LIMITATION OF LIABILITY OR OBLIGATION OF THE COMPANY.    As illustrative only of the limitations of liability or obligation of the Company and not intended to be exhaustive thereof, nothing in the Plan shall be construed:

  (a)
  to give any employee of the Company any right to be granted any Award other than at the sole discretion of the Plan Committee;

  (b)
  to give any Participant any rights whatsoever with respect to shares of Common Stock except as specifically provided in the Plan;

  (c)
  to limit in any way the right of the Company or any Subsidiary to terminate, change or modify, with or without cause, the employment of any Participant at any time; or

  (d)
  to be evidence of any agreement or understanding, express or implied, that the Company or any Subsidiary will employ any Participant in any particular position at any particular rate of compensation or for any particular period of time.

Payments and other benefits received by a Participant under an Award shall not be deemed part of a Participant's regular, recurring compensation for purposes of any termination, indemnity or severance pay laws and shall not be included in, nor have any effect on, the determination of benefits under any other employee benefit plan, contract or similar arrangement provided by the Company or any Subsidiary, unless expressly so provided by such other plan, contract or arrangement or the Plan Committee determines that an Award or portion of an Award should be included to reflect competitive compensation practices or to recognize that an Award has been made in lieu of a portion of competitive cash compensation.

        10.5    GOVERNMENT REGULATIONS.    Notwithstanding any other provisions of the Plan seemingly to the contrary, the obligation of the Company with respect to Awards granted under the Plan shall at all times be subject to any and all applicable laws, rules and regulations and such approvals by any government agencies as may be required or deemed by the Board or Plan Committee as reasonably necessary or appropriate for the protection of the Company.

        In connection with any sale, issuance or transfer hereunder, the Participant acquiring the shares shall, if requested by the Company, give assurances satisfactory to counsel of the Company that the shares are being acquired for investment and not with a view to resale or distribution thereof and assurances in respect of such other matters as the Company may deem desirable to assure compliance with all applicable legal requirements.

        10.6    NON-EXCLUSIVITY OF THE PLAN.    Neither the adoption of the Plan by the Board nor the submission of the Plan to shareholders of the Company for approval shall be construed as creating any limitations on the power or authority of the Board to adopt such other or additional incentive or other compensation arrangements of whatever nature as the Board may deem necessary or desirable or preclude or limit the continuation of any other plan, practice or arrangement for the payment of compensation or fringe benefits to employees generally, or to any class or group of employees, which the Company or any Subsidiary now has lawfully put into effect, including, without limitation, any retirement, pension, savings, profit sharing or stock purchase plan, insurance, death and disability benefits, and executive short term incentive plans.

        10.7    REORGANIZATION.    In case the Company is merged or consolidated with another corporation, or in case the property or stock of the Company is acquired by another corporation, or in case of a separation, reorganization or liquidation of the Company (for purposes hereof any such occurrence being referred to as an "Event"), the Plan Committee or a comparable committee of any corporation assuming the obligations of the Company hereunder, shall either:

  (a)
  make appropriate provision for the protection of any outstanding stock-based Awards granted thereunder by the substitution on an equitable basis of appropriate stock, stock units, stock options or stock appreciation rights of the Company, or of the merged, consolidated or otherwise reorganized corporation which will be issuable in respect to the Awards. Stock to be issued pursuant to such substitute awards shall be limited so that the excess of the aggregate fair market value of the shares subject to such substitute awards immediately after such substitution over the purchase price thereof (if any) is not more than the excess of the aggregate fair market value of the shares subject to such substitute awards immediately before such substitution over the purchase price thereof (if any); or

  (b)
  upon written notice to the Participant, declare that all Performance Awards granted to the Participant are deemed earned, that the Restriction Period of all Restricted Stock and Restricted Stock Units has been eliminated and that all outstanding Stock Options and Stock Appreciation Rights shall accelerate and become exercisable in full but that all outstanding Stock Options and Stock Appreciation Rights, whether or not exercisable prior to such acceleration, must be exercised within the period of time set forth in such notice or they will terminate. In connection with any declaration pursuant to this Section 10.7(b), the Plan Committee may, but shall not be obligated to, cause a cash payment to be made to each Participant who holds a Stock Option or Stock Appreciation Right that is terminated in an amount equal to the product obtained by multiplying (x) the amount (if any) by which the Event Proceeds Per Share (as hereinafter defined) exceeds the exercise price per share covered by such Stock Option times (y) the number of shares of Common Stock covered by such Stock Option or Stock Appreciation Right. For purposes of this Section 10.7(b), "Event Proceeds Per Share" shall mean the cash plus the fair market value, as determined in good faith by the Plan Committee, of the non-cash consideration to be received per share by the shareholders of the Company upon the occurrence of the Event.

        10.8    WITHHOLDING TAXES, ETC.    All distributions under the Plan shall be subject to any required withholding taxes and other withholdings and, in case of distributions in Common Stock, the Participant or other recipient may, as a condition precedent to the delivery of Common Stock, be required to pay to his/her participating employer the excess, if any, of the amount of required withholding over the withholdings, if any, from any distributions in cash under the Plan. All or a portion of such payment may, in the discretion of the Plan Committee and upon the election of the Participant, be made (a) by withholding from shares that would otherwise be delivered to the Participant a number of shares sufficient to satisfy the remaining required tax withholding or (b) by tendering (either actually or by attestation) owned and unencumbered shares of Common Stock acceptable to the Plan Committee and having a Fair Market Value on the date of tender equal to or less than the remaining required tax withholding. No distribution under the Plan shall be made in fractional shares of Common Stock, but the proportional market value thereof shall be paid in cash.

        10.9    GENERAL RESTRICTION.    Each Award shall be subject to the requirement that, if at any time the Board shall determine, in its discretion, that the listing, registration or qualification of the shares subject to such option and/or right upon any securities exchange or under any state or federal law, or the consent or approval of any government regulatory body, is necessary or desirable as a condition of, or in connection with the granting of such Award or the issue or purchase of shares respectively thereunder, such Award may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board.

        10.10    USE OF PROCEEDS.    The proceeds derived by the Company from the sale of the stock pursuant to Awards granted under the Plan shall constitute general funds of the Company.

        10.11    PRIOR PLANS.    Notwithstanding the adoption of this 2004 Restatement of the Plan by the Board and approval of this 2004 Restatement by the Company's shareholders, the Company's Executive Long Term Incentive Plan of 1981 and the Director Stock Option Plan of 1995, as the same have been amended from time to time (the "Prior Plans"), shall remain in effect, and all grants and awards heretofore made under the Prior Plans shall be governed by the terms of the Prior Plans. The Plan Committee shall not, however, make any additional grants pursuant to the Prior Plans, nor shall it grant any additional Awards on or after the Effective Date that are subject to the terms and conditions of the Plan in effect prior to the Effective Date.

        10.12    DURATION OF PLAN.    This Plan shall remain in effect until the earliest of the following events occurs: (a) distribution of all shares of Common Stock subject to the Plan, (b) termination of this Plan pursuant to Section 10.1 hereof, or (c) the tenth anniversary of the Effective Date.

        10.13    SEVERABILITY.    In the event any provision of this Plan shall be held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of this Plan, and this Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

        10.14    GOVERNING LAW.    To the extent that federal laws do not otherwise control, this Plan and all determinations made and actions taken pursuant to this Plan shall be governed by the laws of Minnesota and construed accordingly.

        10.15    HEADINGS.    The headings of the Articles and their subparts in this Plan are for convenience of reading only and are not meant to be of substantive significance and shall not add to or detract from the meaning of such Article or subpart to which it refers.

        10.16    STOCK CERTIFICATES.    Notwithstanding anything in the Plan to the contrary, to the extent the Plan provides for the issuance of stock certificates to reflect the issuance of shares of Common Stock or Restricted Stock, the issuance may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange on which the Common Stock is traded.

www.target.com

As an alternative to completing this form, you may vote by telephone or through the Internet by following the instructions below. The Board of Directors recommends a vote FOR proposals 1, 2 and 3.	Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE
		FOR	WITHHELD FOR ALL			FOR	AGAINST	ABSTAIN
1.	Election of Directors	☐	☐	2.	Appointment of Ernst & Young LLP as Independent Auditors	☐	☐	☐	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any postponement(s) or adjournment(s) thereof.
						FOR	AGAINST	ABSTAIN
	Election of Director Nominees: 01. Calvin Darden 02. Michele J. Hooper 03. Anne M. Mulcahy 04. Stephen W. Sanger 05. Warren R. Staley			3.	Approval of the Target Corporation Long-Term Incentive Plan	☐	☐	☐	Mark here if you would like your voting instructions to be confidential pursuant to the Target Corporation Policy on Confidential Voting described in the 2004 Proxy Statement.	☐
(Instruction: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)							If you are a registered shareholder, consenting to receive all future annual meeting materials and shareholder communications electronically is simple and fast! Enroll today at www.melloninvestor.com/ISD for secure online access to your proxy materials, statements, tax documents and other important shareholder correspondence.

Signature	Signature(s) if held jointly	Date

NOTE: Please sign exactly as name appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such, and, if signing for a corporation, please give your title. Joint owners should each sign personally. Please sign, date and return the proxy card promptly using the enclosed envelope.

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YOUR VOTE IS IMPORTANT

Vote by Internet or Telephone or Mail
24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:59 p.m. Eastern Daylight Time on May 18, 2004.

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet http://www.eproxy.com/tgt		Telephone 1-800-435-6710		Mail
Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	For U.S. and Canadian share-owners only, call toll-free on a touch-tone telephone to vote your proxy. There is NO CHARGE to you for this call. Have your proxy card in hand when you call.	OR	Mark, sign and date your proxy card and return it promptly in the enclosed postage-paid envelope.

If you vote your proxy through the Internet or by telephone, you do NOT need to mail back your proxy card.

\v/ IF YOU PLAN TO ATTEND THE MEETING PLEASE PRESENT THIS ADMISSION TICKET \v/

[IMPRINT NAME OF SHAREHOLDER]

Proxy Solicited on Behalf of the Board of Directors for the May 19, 2004 Annual Meeting of Shareholders

Robert J. Ulrich, Douglas A. Scovanner and James T. Hale, and each of them, are hereby appointed proxies, with power of substitution to each, to represent and to vote as designated below and on the reverse side hereof, all shares of capital stock of Target Corporation, a Minnesota corporation, held by the undersigned at the Annual Meeting of Shareholders to be held on May 19, 2004, and at any adjournment thereof. This Proxy will be voted as directed, but if no direction is given it will be voted FOR proposals set forth in Items 1, 2 and 3. The proxies cannot vote your shares unless you vote by telephone or the Internet or unless you sign this card on the reverse side and return it.

For participants in the Target Corporation 401(k) Plan, this proxy card will constitute voting instructions to the Trustee under this Plan. As a participant in this Plan, the undersigned understands that, in accordance with the terms of the Plan, these instructions shall be held in the strictest confidence by the Trustee and shall not be divulged or released to any person, including officers or employees of the Corporation. These instructions will be followed as directed, but if no direction is given, the Trustee is instructed to vote FOR proposals set forth in Items 1, 2 and 3. Shares held in the Plan for which no voting instructions are received by the Trustee, as well as shares not allocated to any participants, will be voted in the same proportion as votes actually cast by Plan participants. Instruction cards received by the Trustee after 11:59 p.m. Eastern Daylight Time on May 16, 2004, will not be counted.

(INSTRUCTION: To withhold authority to vote for any named nominee or a substitute nominee designated by the Board of Directors, write that nominee's name or the words "substitute nominee" on the space provided on the reverse side.)

Address Change/Comments (Mark the corresponding box on the reverse side)

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As a Registered Shareholder, you can access your Target Corporation account online via Investor ServiceDirect® (ISD).

Mellon Investor Services LLC, Transfer Agent for Target Corporation, now makes it easy and convenient to get current information on your shareholder account.

• View account status	• View payment history for dividends
• View certificate history	• Make address changes
• View book-entry information	• Obtain a duplicate 1099 tax form
• Establish/change your PIN

Visit us on the web at http://www.melloninvestor.com

For Technical Information Call 1-877-978-7778
Monday-Friday between 9am-7pm Eastern Daylight Time

\v/ IF YOU PLAN TO ATTEND THE MEETING PLEASE PRESENT THIS ADMISSION TICKET \v/

Admission Ticket

Annual Meeting of Shareholders

Wednesday, May 19, 2004
9:30 a.m. CDT
 The Children's Theatre
2400 Third Avenue South
Minneapolis, Minnesota
 ADMITTANCE MAY BE DENIED WITHOUT A TICKET AND PROPER IDENTIFICATION
SEE ADMISSION POLICY ON INSIDE FRONT COVER OF PROXY STATEMENT